Exhibit 10.2
FORBEARANCE AGREEMENT
     This Forbearance Agreement, dated as of June 1, 2009 (this “Agreement”), is entered into by and between Advanced BioEnergy, LLC, a Delaware limited liability company (the “Borrower”), and PJC Capital LLC, a Delaware limited liability company (the “Lender”). Capitalized terms not defined herein shall have the definitions given to them in the Secured Bridge Note (as defined below).
ARTICLE I
Financing Accommodations and Defaults
     1.1 The Borrower has entered into with, and issued to the order of, the Lender that Secured Term Loan Note dated as of October 17, 2007 (the “Secured Bridge Note”) evidencing a secured bridge loan advanced by the Lender to the Borrower in the original principal amount of $10,000,000.
     1.2 The Borrower failed to repay the entire outstanding principal amount of the Secured Bridge Note and all accrued interest thereon on the Maturity Date as required by Section 2 of the Secured Bridge Note, and such Event of Default (the “Maturity Payment Event of Default”) is continuing and has not been cured or waived. In addition, the Borrower has failed to perform or comply with certain other provisions of the Secured Bridge Note as further described on Annex A attached hereto, and as a result of such failures, additional Events of Default have occurred which also are continuing and have not been cured or waived (collectively, together with the Maturity Payment Event of Default, the “Specified Events of Default”).
     1.3 The entire outstanding Obligations under the Secured Bridge Note, including the principal amount thereof and all accrued and unpaid interest thereon (which continues to accrue on the outstanding Obligations at the per annum rate of interest of eighteen percent (18.0%) since the October 16, 2008 Maturity Date as provided by Section 1 of the Secured Bridge Note), is presently due and payable in full in cash, and the Lender is entitled, as set forth in that Notice of Event of Default and Reservation of Rights dated October 17, 2008 delivered by the Lender to the Borrower and in the Secured Bridge Note and the other Loan Documents, to take immediate actions to collect the outstanding Obligations and to exercise and enforce any and all remedies available under the Loan Documents, under applicable law or at equity (including to foreclose on its Collateral, including the membership interests of the Borrower in ABE Fairmont pledged pursuant to the Membership Interest Pledge Agreement dated as of October 17, 2007 (the “Pledge Agreement”) by and between the Borrower and the Lender) (collectively, “Enforcement Actions”).
     1.4 The Borrower has requested that the Lender forbear from exercising any Enforcement Action with respect to the Specified Events of Default as set forth herein.
     1.5 On and subject to the terms and conditions set forth herein, the Lender has agreed to forbear after the Forbearance Effective Date and until the Forbearance Termination Date (as such terms are defined below) from exercising any Enforcement Action with respect to the Specified Events of Defaults.

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE II
Acknowledgements and Reaffirmations
     2.1 The Borrower acknowledges and agrees that as of April 24, 2009, (a) the outstanding unpaid amount of principal and accrued interest (exclusive of outstanding fees, expenses, costs, indemnities and/or other similar obligations payable pursuant to the Secured Bridge Note, including Section 11(u) and Section 15 thereof) owing to the Lender, and (b) the outstanding amount of out of pocket fees, expenses and costs incurred by Lender as of such date, including attorneys’ fees, pursuant to Section 11(u) of the Secured Bridge Note, were as set forth on Schedule I attached hereto.
     2.2 The Borrower acknowledges, confirms and agrees that the obligations set forth on Schedule I attached hereto constitute Obligations and that the terms of the Secured Bridge Note and the other Loan Documents to which the Borrower is a party are the valid and binding obligations of the Borrower, enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).
     2.3 The Borrower acknowledges, confirms and agrees that each of the Specified Events of Default identified in Section 1.2 has occurred and continues to exist as of the date of this Agreement and represents and warrants that as of such date no other Defaults or Events of Defaults have occurred and continue to exist.
     2.4 The Borrower hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged pursuant to the Collateral Security Documents (including the Pledge Agreement) as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continue to be and remain collateral security for the Obligations from and after the date hereof.
ARTICLE III
Representations and Warranties
     In order to induce the Lender to enter into this Agreement, the Borrower hereby represents and warrants to the Lender as follows:
     3.1 Limited Liability Company Power and Authority. The Borrower has all requisite limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Organizational Documents of the Borrower have not been amended since October 17, 2007.

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     3.2 Authorization of this Agreement. The execution and delivery of this Agreement and the performance hereof have been duly authorized by all necessary limited liability company action on the part of the Borrower.
     3.3 No Conflict. The execution, delivery and performance by the Borrower of this Agreement do not and will not contravene (a) any law or regulation binding on or affecting the Borrower, (b) the Organizational Documents of the Borrower, (c) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (d) any contractual restriction binding on or affecting the Borrower or ABE Fairmont, including, without limitation, the CoBank Loan Documents.
     3.4 Governmental Consents, Filings. The execution, delivery and performance by the Borrower of this Agreement do not and will not require any authorization or approval of, or other action by, or notice to or filing with any Governmental Authority or regulatory body or the consent of any third party which has not yet been obtained.
     3.5 Binding Obligation. This Agreement has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights generally.
ARTICLE IV
Release and Waiver
     4.1 The Borrower hereby acknowledges and agrees that: (a) it has no claim, right or cause of action of any kind against the Lender or any parent, subsidiary or affiliate of any Lender or any of the Lender’s officers, directors, employees, attorneys or other representatives or agents (all of which parties other than the Lender being, collectively, the “Lender Agents”) in connection with this Agreement, the Secured Bridge Note, the Pledge Agreement or any of the other Loan Documents or any of the other transactions contemplated therein or thereby; (b) it has no offset or defense of any kind against any of its obligations, indebtedness or contracts in favor of the Lender; and (c) it recognizes that the Lender has heretofore properly performed and satisfied in a timely manner all of its respective obligations to and contracts with the Borrower.
     4.2 Effective on the date hereof, the Borrower hereby waives, releases, remises and forever discharges the Lender and each Lender Agent (collectively, the “Releasees”) from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which the Borrower ever had from the beginning of the world, or now has against any such Releasee which relates, directly or indirectly to the Secured Bridge Note, the Pledge Agreement, or any other Loan Document, or to any acts or omissions of any such Releasee under, in connection with, pursuant to or otherwise in respect of this Agreement, the Secured Bridge Note, the Pledge Agreement or any of the other Loan Documents, or otherwise in respect of any of its obligations, indebtedness or contracts in favour of the Lender, except for the duties and obligations set forth

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in this Agreement, the Secured Bridge Note, the Pledge Agreement or any of the other Loan Documents. The Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein.
ARTICLE V
Forbearance
     5.1 Subject to the terms and conditions hereof, the Lender agrees to forbear from taking any Enforcement Action, including under Section 15 of the Secured Bridge Note or Section 6.2 of the Pledge Agreement or otherwise under the Loan Documents or under applicable law or at equity with respect to the Specified Events of Default, in each case, until the date (the “Forbearance Termination Date”) that is the earliest of:
          (a) October 1, 2009;
          (b) The Equity Offering (as defined in Section 6.5) does not result in net cash proceeds to the Borrower (after deduction of selling expenses, including, without limitation, underwriting fees and discounts, brokerage commissions and other similar fees and commissions) (“Equity Offering Net Proceeds”) of at least $3,000,000 or is not completed on or before October 1, 2009;
          (c) the date on which the Obligations are paid in full in cash;
          (d) the occurrence of a breach or default by the Borrower under this Agreement other than as specified in clause (g) below;
          (e) Borrower or any of its Subsidiaries fails to observe or perform any agreement or condition under the CoBank Loan Documents beyond the expiration of any applicable grace period, or any default or other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of the Indebtedness under the CoBank Loan Documents to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or
          (f) the occurrence of an Event of Default under clause (5) of the definition thereof in the Secured Bridge Note; or
          (g) the delivery to Borrower by Lender (at its discretion) of written notice (a “Forbearance Termination Notice”, which may be delivered by electronic mail) that the forbearance contemplated by this Article V is terminated as the result of the occurrence of an Event of Default (other than an Event of Default under clause (5) of the definition thereof in the Secured Bridge Note) that does not constitute a Specified Event of Default (it being understood and agreed that (i) any failure by Lender to deliver a Forbearance Termination Notice with respect to any Event of Default shall not be deemed to waive or otherwise limit or impair the rights and remedies of Lender with respect to such Event of Default (except as expressly provided in this clause (g)) and (ii) Lender may deliver its Forbearance Termination Notice with respect to an Event of Default (other than an Event of Default under clause (5) of the definition

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thereof in the Secured Bridge Note) that does not constitute a Specified Event of Default at any time after the occurrence of such Event of Default so long as such Event of Default is continuing and has not been cured or waived in accordance with the Secured Bridge Note, and any delay in delivering such Forbearance Termination Notice shall not be deemed a waiver of, or to otherwise limit or impair, the right of Lender to deliver such Forbearance Termination Notice or the effect of such delivery when so made at such future time.
     5.2 The Borrower acknowledges, reaffirms and agrees that upon the occurrence of an event triggering the Forbearance Termination Date pursuant to Section 5.1 other than under clauses (a) or (c) of such Section, such Forbearance Termination Date shall be deemed to have occurred immediately prior to the applicable default and this Agreement shall terminate and the Lender shall be entitled to commence and exercise immediately all of its rights and remedies under the Loan Documents and under applicable law or at equity (including, (A) any and all Enforcement Actions and (B) the right to re-institute the per annum rate of interest of eighteen percent (18.0%) on the outstanding Obligations, calculated in the manner set forth in Section 1 of the Secured Bridge Note retroactive to the Maturity Date of the Secured Bridge Note, that was in effect immediately prior to the Forbearance Effective Date; provided, and the parties hereto acknowledge, confirm and agree, that the amount of interest that shall have been deemed paid-in-kind in accordance with Section 6.1 shall accrue and compound at the per annum rate of interest of eighteen percent (18.0%)).
     5.3 The Borrower acknowledges, reaffirms and agrees that, unless and until the Lender, in accordance with Section 17 of the Secured Bridge Note, shall have waived in writing all Events of Default then in existence, the determination to give such waiver being at the Lender’s sole and absolute discretion, the Lender reserves all rights and remedies available to it under the Loan Documents and under applicable law or at equity (i) with respect to the Specified Events of Default and (ii) with respect to any Default or Event of Default under any of the Loan Documents which upon the Borrower’s execution and delivery of this Agreement might otherwise exist or which might hereafter occur. The failure of the Lender at any time or times hereafter to require strict performance by the Borrower of any of the provisions, warranties, terms and conditions contained in this Agreement, the Secured Bridge Note, the Pledge Agreement or any other Loan Document shall not waive, affect or diminish any right of the Lender at any time or times thereafter to demand strict performance thereof. No waiver by the Lender of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion at any time and from time to time. The terms, conditions and events described in this Section 5.3 are currently in full force and effect without regard to or the assent of the Borrower or any other Person.
ARTICLE VI
Modification of Secured Bridge Note; Undertakings of the Borrower; Amendment of Membership Unit
Pledge Agreement
     6.1 Notwithstanding anything to the contrary set forth in Section 1 of the Secured Bridge Note, but subject to Section 5.2, effective upon the Forbearance Effective Date and for purposes of calculating the accrual of interest on the Obligations from and after the Forbearance Effective Date until the Forbearance Termination Date, Section 1 of the Secured Bridge Note will be modified to read as follows:

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All amounts outstanding hereunder shall bear interest (computed daily until paid, prior to and after any bankruptcy or insolvency of the Borrower) at a per annum rate equal to twelve (12.0%). Interest hereunder will be calculated, accrued, imposed and payable on the basis of a 360-day year for the actual number of days elapsed. Commencing on the Forbearance Effective Date and continuing thereafter, unless prohibited by applicable law, (i) cash interest of $50,000 (or such lesser amount as shall have accrued during the applicable calendar month), pro rata for any partial month, shall be paid monthly in arrears on the first Business Day of the next succeeding calendar month; and (ii) the entire remaining amount of interest, if any, in excess of the cash interest paid pursuant to clause (i) above accrued during any calendar month shall be paid-in-kind rather than in cash, with all such paid-in-kind interest to accrue and compound monthly (by being added to the principal amount of the Obligations) on the first Business Day of the next succeeding month. The failure by the Borrower to pay the full amount of the accrued cash interest as and when the same becomes due and payable each month pursuant to this Section 1 within three (3) Business Days of the due date therefor shall constitute an immediate Event of Default, and upon the occurrence of such Event of Default such unpaid accrued cash interest shall immediately be deemed paid-in-kind and shall be added to the principal amount of the Obligations retroactive to the first Business Day of such month (in which such cash interest first became due) and the amount of interest that shall have been deemed paid-in-kind in accordance with this paragraph shall accrue and compound at the per annum rate of interest of eighteen percent (18.0%).
     6.2 The Borrower acknowledges, reaffirms and agrees that upon the Forbearance Termination Date, effective immediately and without further notice, the foregoing modification will be of no further force, and for purposes of calculating the accrual of interest on the Obligations from and after the Forbearance Termination Date, Section 1 of the Secured Bridge Note will be re-instituted as it was in effect immediately prior to the Forbearance Effective Date, with all accrued and unpaid interest on the Obligations being immediately due and payable on demand.
     6.3 The Borrower shall comply and continue to comply with all of the terms, covenants and provisions contained in the Secured Bridge Note, the Pledge Agreement and the other Loan Documents and any other instruments evidencing or creating any Obligations, including, without limitation, the delivery of all financial statements as required by Sections 11(a) and (b) of the Secured Bridge Note, except as such terms, covenants and provisions are expressly modified by this Agreement upon the terms set forth herein.
     6.4 The Borrower shall deliver to the Lender a copy of each compliance package, including financial statements, compliance certificates and other deliverables, as applicable, delivered by ABE Fairmont to CoBank as the administrative agent under the CoBank Loan Documents, in each case concurrently, but in no event later than five days after the delivery thereof CoBank.
     6.5 Effective on the Forbearance Effective Date, the Borrower shall commence a private offering of its common units in a single transaction or series of related transactions to

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corporate, institutional or other investors, with the rights and obligations of such units to be substantially the same as those of the Borrower’s issued and outstanding Units other than with respect to the price of such Units (as defined in the Third Amended and Restated Operating Agreement of the Borrower dated February 1, 2006 (the “Operating Agreement”)) (such offering of units the “Equity Offering”). Upon the consummation of the Equity Offering, the Borrower shall pay the full amount of the Equity Offering Net Proceeds received by the Borrower to the Lender, provided that the amount of such Equity Offering Net Proceeds is at least $3,000,000. Upon receipt of such Equity Offering Net Proceeds, such amount shall be applied to the Obligations as follows: (a) to the payment of any fees and charges due under the Loan Documents, then (b) to any obligations for the payment of expenses, costs and indemnities due under the Loan Documents, then (c) to the payment of all other interest due and owing under Section 6.1 other than interest under clause (ii), then (d) to payments of all paid-in-kind interest under clause (ii) of Section 6.1 accrued and not yet paid, to the extent such paid-in-kind has been added to principal, then (e) to the principal indebtedness due under the Secured Bridge Note, then (f) to any other interest accrued under the Secured Bridge Note other than as set forth in clauses (c) and (d) above, then (g) to any other indebtedness of Borrower to Lender under the Loan Documents.
     6.6 On the date of and concurrently with the consummation of the Equity Offering (the “Restated Note Effective Date”), provided that the Borrower has paid to the Lender the full amount of the Equity Offering Net Proceeds received by the Borrower as provided in Section 6.5 and provided further that the amount of the Equity Offering Net Proceeds is at least $3,000,000, (a) the Borrower and the Lender shall enter into an Amended and Restated Secured Term Loan Note in the form attached hereto as Annex B (the “Restated Note”), which shall amend and restate and replace the Secured Bridge Note and (b) the Borrower shall issue to the Lender a detachable warrant in the form attached hereto as Annex C (the “New Warrant”), exercisable for Units of the Borrower at an exercise price equal to the price of the Units issued in the Equity Offering, representing a percentage of the fully diluted equity interest in the Borrower after giving effect to the Equity Offering equal to (i) 5.0%, if the amount of the Equity Offering Net Proceeds is equal to or greater than $3,000,000 but less than $4,000,000; (ii) 4.5%, if the amount of the Equity Offering Net Proceeds is equal to or greater than $4,000,000 but less than $5,000,000; (iii) 4.0%, if the amount of the Equity Offering Net Proceeds is equal to or greater than $5,000,000 but less than $6,000,000; (iv) 3.5%, if the amount of the Equity Offering Net Proceeds is equal to or greater than $6,000,000 but less than $7,000,000; and (v) 3.0%, if the amount of the Equity Offering Net Proceeds is equal to or greater than $7,000,000.
     6.7 The Restated Note shall provide for principal reductions of the Secured Bridge Note when certain amounts are released or otherwise paid to the Borrower from (a) the release of approximately $2,500,000 of cash collateral (plus accrued interest thereon) (the “GSB Funds”) securing reimbursement obligations with respect to an irrevocable standby letter of credit issued by Geneva State Bank (“GSB”) for the benefit of West LB, AG and further account of the Borrower, which GSB Funds are currently carried in and credited to a deposit account maintained by the Borrower with Geneva State Bank (the “GSB Account”), (b) various tax and other investment and employment credits and incentives from the State of Nebraska under the Nebraska Advantage Act (the “Nebraska Funds”) and (c) annual distributions from ABE Fairmont made to the Borrower to the extent permitted under the CoBank Loan Documents (the “ABE Fairmont Distributions”), all as further set forth in the Restated Note. To effect the

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foregoing, the Borrower shall open a deposit account with U.S. Bank, National Association (the “Blocked Account”) which will be subject to a control agreement with the Lender in the form attached hereto as Annex D (the “Control Agreement”). On the Restated Note Effective Date the Borrower shall (a) direct GSB to deposit all GSB Funds into the Blocked Account as and when the same are released by GSB, (b) direct the State of Nebraska to deposit the Nebraska Funds into the Blocked Account as and when the same are paid or reimbursed by the State of Nebraska under the Nebraska Advantage Act and (c) direct ABE Fairmont to pay the ABE Fairmont Distributions directly to Lender rather than to Borrower.
     6.8 The Borrower represents and warrants that as of the Forbearance Effective Date, other than the Lien of Geneva State Bank in the GSB Account and the GSB Funds, the Borrower owns the GSB Account, the GSB Funds and the rights to the Nebraska Funds and the ABE Fairmont Distributions free and clear of any Lien. Lender also understands that the State of Nebraska has certain rights under Section 22 of that Nebraska Advantage Act Project Agreement dated as of August 13, 2007 between Borrower and the State of Nebraska, by and through its Tax Commissioner. From and after the Forbearance Effective Date, the Borrower will not, and will not permit any of its Subsidiaries to (a) create, incur, permit, assume or suffer to exist, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any Lien upon the GSB Funds, the GSB Account, the Blocked Account, the Nebraska Funds or the ABE Fairmont Distributions, or any income, revenue or profits from any such property or assets, whether now owned or hereafter acquired, other than as set forth in this Agreement, and (b) give any contrary instructions to GSB or the State of Nebraska to deposit or disburse the GSB Funds or the Nebraska Funds, respectively, into any other account or to any other Person other than to the Blocked Account.
     6.9 Notwithstanding anything to the contrary set forth in Section 13(ii) of the Secured Bridge Note, effective on the Forbearance Effective Date until the Forbearance Termination Date, ABE Heartland, LLC, a Delaware limited liability company, Dakota Fuels, Inc., a Delaware corporation and Heartland Grain Fuels, L.P., a Delaware limited partnership, shall be excluded from the definition of “Subsidiary” under the Secured Bridge Note.
     6.10 Section 2.1 of the Membership Unit Pledge Agreement is hereby amended to (i) deleted the word “and” following the semi-colon at the end of clause (b), (ii) renumber clause “(c)” to be clause “(d)” and (iii) insert the following new clause (c):
     (c) the deposit account (account number 1-523-0777-2839, as the same may be renumbered from time to time) maintained by Pledgor with U.S. Bank National Association and all funds from time to time maintained in or credited to such deposit account; and
ARTICLE VII
Conditions Precedent to Effectiveness
     7.1 The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Agreement and each and every provision hereof, and this Agreement shall be effective as of the date upon which such conditions precedent shall be fully and completely satisfied (such date being the “Forbearance Effective Date”):

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          (a) a copy of this Agreement shall have been originally executed by the Borrower and the Lender;
          (b) the Borrower shall have paid $300,000 by wire transfer of immediately available funds to the Lender to an account designated by the Lender, to be applied to pay a portion of the accrued interest outstanding under the Secured Bridge Note;
          (c) the Borrower shall have paid $95,765.91 by wire transfer of immediately available funds to the Lender to an account designated by the Lender, representing fees and expenses (including attorneys’ fees) reimbursable pursuant to Section 11(u) of the Secured Bridge Note;
          (d) ABE Fairmont shall have entered into an amendment of the CoBank Loan Documents to amend, among other things, Sections 11(A) and 11(B), respectively, of the Master Loan Agreement dated as of November 20, 2006 between Farm Credit Services of America, FLCA and ABE Fairmont (as amended) to provide for (i) a reduction of the minimum working capital amount to $8,000,000 through February 2010, increasing to $9,000,000 effective March 2010 through August 2010, then increasing to $10,000,000 effective September 2010 and thereafter, and (ii) a minimum net worth test of not less than $48,000,000, increasing to $49,000,000 effective March 2010 and further increasing to $50,000,000 effective September 2010 and thereafter, and waiving action for anticipated violation of the current $52,000,000 requirement for April 2009, so long as net worth is not less than $48,000,000, such amendment to be in form and substance satisfactory to the Lender;
          (e) the Borrower shall have opened the Blocked Account with U.S. Bank, National Association (“U.S. Bank”) and the Borrower, U.S. Bank and the Lender shall have entered into the Control Agreement in form and substance reasonably satisfactory to the Lender; and
          (f) the Lender shall have received a complete copy of each compliance package, including financial statements, compliance certificates and other deliverables, as applicable, delivered by ABE Fairmont to CoBank as the administrative agent under the CoBank Loan Documents, as of and for ABE Fairmont’s fiscal year ended September 30, 2008, fiscal quarter ended December 31, 2008 and, to the extent previously delivered to CoBank, fiscal quarter ended March 31, 2009.
ARTICLE VIII
Other Matters; Entirety of Agreement
     8.1 The Borrower ratifies and affirms its reimbursement and indemnification obligations under the Secured Bridge Note and the other Loan Documents, including Sections 11(u) and 15 of the Secured Bridge Note, and including its obligation to pay all fees and expenses, including reasonable attorneys’ fees and expenses, incurred by the Lender in connection with the negotiation, implementation, execution and enforcement of this Agreement and any acts contemplated hereby. Nothing herein shall be construed to limit, affect, modify or alter the Borrower’s obligations under the Secured Bridge Note or elsewhere under the Loan Documents.

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     8.2 At any time on or after the Forbearance Termination Date, the Lender shall be entitled to exercise all rights and remedies available, whether under the Loan Documents or at law or in equity, without further notice or demand.
     8.3 The Borrower and the Lender each understand that this Agreement is a legally binding agreement that may affect such Person’s rights. Each represents to the other that it has received legal advice from counsel of its choice in connection with the negotiation, drafting, meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it. The Borrower has entered into this Agreement freely and voluntarily, without coercion, duress, distress or undue influence by the Lender or any other person or entity, affiliated with the Lender or any Lender Agent.
     8.4 Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same.
     8.5 When executed by the Borrower and the Lender, this Agreement shall be effective as to and for the benefit of the Borrower and the Lender, and thereupon shall be binding upon and inure to the benefit of each of such signatory parties and their respective heirs, successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.
     8.6 Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
     8.7 In accordance with Section 5-1401 of the New York General Obligations Law, and except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.
     8.8 THE BORROWER HEREBY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. Except as prohibited by law, the Borrower hereby waives any right that it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower hereby (a) certifies that the Lender has not represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Lender has been induced to enter into this Agreement by, among other things, the waivers and certifications herein.

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     8.9 This Agreement, together with the other Loan Documents (exclusive of those provisions of that letter agreement dated August 3, 2007 between the Borrower and Piper Jaffray & Co. that survived the January 27, 2009 termination of the letter agreement), incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
     8.10 This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Each party executing this Agreement represents that such party has the full authority and legal power to do so. This Agreement is not intended to confer any rights or benefits on any parties other than the parties hereto and their respective successors and assigns. If any provision of this Agreement shall be unenforceable under applicable law, such provision shall be ineffective without invalidating the remaining provisions of this Agreement.

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     IN WITNESS WHEREOF, this Forbearance Agreement is duly executed by the respective duly authorized officers of the undersigned and delivered as of the date first written above.

Borrower	Advanced BioEnergy, llc,
a Delaware limited liability company

	By:	/s/ Richard R. Peterson

Name: Richard R. Peterson
Title: CEO

Lender	PJC Capital LLC,
a Delaware limited liability company

	By:	/s/ Robert P. Rinek

Robert P. Rinek
Co-President and Co-Chief Operating Officer

ANNEX A
SPECIFIED EVENTS OF DEFAULT
1. Borrower failed to deliver within 30 calendar days after the end of each month (including the last month of each fiscal quarter and of each fiscal year) (a) consolidated financial statements for Borrower and its Subsidiaries under Section 11(a) of the Secured Bridge Note and (b) a certificate executed by the chief financial officer of Borrower certifying the items set forth in Section 11(a) of the Secured Bridge Note, in each case for periods ending up through and including March 30, 2009, which failure constituted an Event of Default under Section 13(q)(3) of the Secured Bridge Note.
2. Borrower failed to deliver annual financial statements for Borrower and its Subsidiaries for the year ended September 30, 2008 required by Section 11(b) of the Secured Bridge Note which failure constituted an Event of Default under Section 13(q)(3) of the Secured Bridge Note.
3. Borrower received notice of certain violations from the NDEQ-Air Quality Division at its Fairmont plant that may be a violation of Section 11(d) of the Secured Bridge Note, which violations may constitute an Event of Default under Section 13(q)(3) of the Secured Bridge Note. Remedial action has been taken, but there is the possibility of a fine being assessed.
4. Borrower has experienced issues with its molecular sieves at its Aberdeen, South Dakota plant which may be a violation of Section 11(e) of the Secured Bridge Note and which may constitute an Event of Default under Section 13(q)(3) of the Secured Bridge Note.
5. On December 24, 2008, Borrower entered into certain amendments to the CoBank Loan Documents which impose more burdensome terms on Borrower without Lender’s consent in violation of Section 11(g)(viii) of the Secured Bridge Note, which constitutes an Event of Default under Section 13(q)(3) of the Secured Bridge Note.
6. Borrower failed to provide to Lender under Section 11(p) of the Secured Bridge Note written notice of changes in senior management personnel within 20 days after any change (including the termination of Donald Gales, suspension and termination of Revis Stephenson, the promotion of Richard Peterson to interim Chief Executive Officer, and the termination of Perry Johnston), which failure is an Event of Default under Section 13(q)(3) of the Secured Bridge Note.
7. Borrower failed to provide to Lender under Section 11(q) of the Secured Bridge Note with notice in writing of threatened claims by Ethanol Capital Management, LLC and its Affiliates (collectively, “ECM”) relating to the convertible note issued by Borrower to ECM which had a purported amount in controversy in excess of $250,000, which failure is an Event of Default under Section 13(q)(3) of the Secured Bridge Note.
8. Borrower failed to provide to Lender under Section 11(q) of the Secured Bridge Note with notice in writing of Revis Stephenson’s demand for arbitration in connection with his termination of employment which has a purported amount in controversy in excess of $250,000, which failure is an Event of Default under Section 13(q)(3) of the Secured Bridge Note.

2

9. With respect to Specified Events of Default as defined in the Forbearance Agreement that constitute a Default or Event of Default under the Secured Bridge Note, Borrower has not complied with its obligation under Section 11(r) of the Secured Bridge Note to notify Lender in writing promptly of such Default or Event of Default, which failure is an Event of Default under Section 13(q)(3) of the Secured Bridge Note.
10. Borrower’s failure to cure certain of the Specified Events of Default constitutes an Event of Default under Section 13(q)(3) of the Secured Bridge Note.
11. Borrower failed to pay (a) interest accrued from the Maturity Date through the Forbearance Effective Date under Section 1 of the Secured Bridge Note, and (b) fees and costs through the Forbearance Effective Date under Section 11(u) of the Secured Bridge Note, each of which constituted an Event of Default under Section 13(q)(1) of the Secured Bridge Note.
12. Borrower’s failure to pay amounts due under the Secured Bridge Notes constitutes an Event of Default under Section 13(q)(5) of the Secured Bridge Note.
13. The inability of the Heartland Entities (as defined in the Forbearance Agreement) to pay when due certain amounts and to otherwise comply with the covenants set forth in certain Indebtedness constitutes an Event of Default under Section 13(q)(5) of the Secured Bridge Note.
14. Borrower has from time to time been in violation of its minimum net working capital and minimum net worth covenants in its CoBank Loan Documents (as defined in the Forbearance Agreement) which constitutes an Event of Default under Section 13(q)(8) of the Secured Bridge Note.
15. Borrower has not provided Lender with proper notice of events occurring which caused the number and price of the Warrants to change which constitutes an Event of Default under Section 13(q)(11) of the Secured Bridge Note.
16. Borrower’s defaults under the Secured Bridge Note and the defaults of the Heartland Entities under certain Indebtedness could be deemed to be a Material Adverse Effect and an Event of Default under Section 13(q)(12) of the Secured Bridge Note.

3

SCHEDULE I
OUTSTANDING UNPAID AMOUNT OF PRINCIPAL AND
ACCRUED INTEREST; FEES, COSTS AND EXPENSES
as of April 24, 2009

Principal outstanding:	$10,000,000.00
Accrued interest:	$2,563,332.26
Per diem interest:	$6,207.18
Attorneys fees, costs and expenses:	$73,766.57
Printing, database and miscellaneous expenses	$5,000.00

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ANNEX B
FORM OF AMENDED AND RESTATED SECURED TERM LOAN NOTE

5

AMENDED AND RESTATED SECURED TERM LOAN NOTE

$[ ]	[ ], 2009
Minneapolis, Minnesota
FOR VALUE RECEIVED, the undersigned, ADVANCED BIOENERGY, LLC, a Delaware limited liability company (as more fully defined below, “Borrower”), hereby unconditionally promises to pay to the order of PJC CAPITAL LLC, a Delaware limited liability company (including its successors, assigns, pledgees, transferees and participants, collectively, “Lender”), on or before the Maturity Date on the dates, in the manner and otherwise in accordance with the terms and conditions of this Restated Note the principal sum of [                                                                                                                         ] DOLLARS ($[                    ]), on the terms and conditions set forth in this Amended and Restated Secured Term Loan Note (this “Restated Note”), together with all accrued but unpaid interest thereon computed as set forth below and all unpaid fees, expenses, indemnities and other advances connected herewith. Capitalized terms used but not otherwise defined herein shall have the meaning given to them in Section 13. This Restated Note amends and restates, and is being delivered in exchange for, that certain Secured Term Loan Note dated as of October 17, 2007, in the original principal amount of $10,000,000, made by Borrower in favor of Lender, as and to the extent modified by that Forbearance Agreement dated June 1, 2009 (the “Forbearance Agreement”) between Lender and Borrower (as so modified, the “Prior Note”). The original stated principal amount of this Restated Note is equal to the sum of the original principal amount of the Prior Note plus all accrued and capitalized interest on the Prior Note as of the date hereof, less the amount of principal reductions made pursuant to the Forbearance Agreement. All amounts obligated to be paid by Borrower pursuant to the Prior Note shall not be deemed extinguished by reason hereof but shall be carried over from the Prior Note.
     1. Accrual and Imposition of Interest.
          (a) All amounts outstanding hereunder shall bear interest (computed daily until paid, both prior to and after the Maturity Date and prior to and after any bankruptcy or insolvency of Borrower) at a per annum rate equal to 10.0%. Upon the occurrence and during the continuation of any Event of Default hereunder, to the maximum extent not prohibited by applicable law, Lender (at Lender’s election) may increase the interest rate hereunder by 3.0% per annum in excess of the rate then otherwise applicable hereunder (provided that, if the relevant default relates to the insolvency or bankruptcy of Borrower, then such rate increase (to the maximum extent not prohibited by applicable law) will occur automatically without any action by Lender). Interest hereunder will be calculated, accrued, imposed and payable on the basis of a 360-day year for the actual number of days elapsed.
          (b) Unless prohibited by applicable law, (i) cash interest of $50,000 (or such lesser amount as shall have accrued during the applicable calendar month), pro rata for any partial month, shall be paid monthly in arrears on the first Business Day of the next succeeding calendar month; and (ii) the entire remaining amount of interest, if any, in excess of the cash interest paid pursuant to clause (i) above accrued during any calendar month shall be paid-in-kind rather than in cash, with all such paid-in-kind interest to accrue and compound monthly (by being added to the principal amount of the Obligations) on the first Business Day of the next succeeding month.

          (c) The failure by Borrower to pay the full amount of the accrued cash interest as and when the same becomes due and payable each month pursuant to this Section 1 within three (3) Business Days of the due date therefor shall constitute an immediate Event of Default, and upon the occurrence of such Event of Default such unpaid accrued cash interest shall be immediately deemed paid-in-kind and shall be added to the principal amount of the Obligations retroactive to the first Business Day of such month (in which such cash interest first became due) and the amount of interest that shall have been deemed paid-in-kind in accordance with this paragraph shall accrue and compound at the per annum rate of interest of eighteen percent (18.0%).
     2. Payments at Maturity. Borrower shall pay Lender the entire outstanding balance hereunder together with all accrued but unpaid interest hereunder and all fees, expenses, indemnities and other advances in connection herewith or any other Loan Document on the date of the earlier to occur of the following (the “Maturity Date”): (a) [                                        ], 2012 [date that is three years from date of note to be inserted], and (b) the occurrence of a Change of Control and (c) the date of acceleration of the maturity of the Obligations pursuant to Section 14 (whether automatically or at Lender’s election after notice to Borrower) following the occurrence of an Event of Default.
     3. Voluntary Prepayments. At any time, upon advance written notice to Lender of at least 3 Business Days, Borrower may prepay outstanding balances hereunder in whole or in part without penalty or premium. Any voluntary partial prepayment must be in an amount of not less than $100,000 (or such lesser amount equal to the then outstanding principal balance of this Restated Note) or in multiples of $25,000 in excess thereof. Amounts prepaid pursuant to this Section 3 shall be applied to the Obligations in accordance with Section 7.
     4. Mandatory Prepayments.
          (a) Net Cash Proceeds. If Borrower or ABE Fairmont (i) sells, leases, licenses pursuant to an exclusive license, transfers or otherwise disposes of any assets (other than (A) inventory sold in the ordinary course of business and (B) other dispositions of assets not exceeding an aggregate fair market value of $1,000,000 during any 12 consecutive calendar month period), (ii) issues any Equity Interests (other than “Excluded Units”, as such term is defined in the Warrant as in effect on the date hereof) or (iii) issues any debt securities or notes (other than Indebtedness permitted hereunder), Borrower shall (except for Net Cash Proceeds of dispositions of assets of ABE Fairmont that are required to be applied pursuant to the applicable mandatory prepayment provisions relating to dispositions of assets of ABE Fairmont either under the CoBank Loan Documents or the Wells Fargo Loan Documents, in each case as in effect on the date funds are first advanced under this Restated Note) immediately prepay the outstanding Obligations under this Restated Note without penalty or premium in an amount equal to 100% of the resulting Net Cash Proceeds from such sale or other disposition of assets or such issuance of equity or debt securities, as the case may be. Net Cash Proceeds prepaid pursuant to this Section 4 shall be applied to the Obligations in accordance with Section 7.
          (b) GSB Letter of Credit Cash Collateral. There is outstanding as of the date hereof an irrevocable standby letter of credit dated March 31, 2008 in the stated face amount of $2,500,000 issued by Geneva State Bank (“GSB”) for the account of Borrower and for the benefit of WestLB AG, New York Branch, which expires on March 31, 2010 (the “GSB Letter of Credit”). Borrower’s reimbursement obligation under the GSB Letter of Credit is secured by cash collateral deposited by Borrower with GSB in a deposit account (the “GSB Deposit Account”) in the amount of $2,500,000 plus accrued interest (the “GSB Letter of Credit Cash Collateral”). Immediately upon release by GSB of all or any portion of the GSB Letter of Credit Cash Collateral as collateral for the GSB Letter of Credit at any time or from time to time, whether such release is upon expiration of the GSB Letter of Credit or otherwise, Borrower shall immediately pay or cause to be paid to Lender the full amount of GSB Letter of

Credit Cash Collateral released by GSB until Lender has received an aggregate of $1,700,000 (the “Lender Portion”). To effect the foregoing, Borrower has opened a deposit account with U.S. Bank, National Association (the “Blocked Account”) which shall be subject to a control agreement in favor of Lender in the form attached to the Forbearance Agreement as Annex D thereto (the “Control Agreement”) for the purpose of depositing, among other things, the GSB Letter of Credit Cash Collateral when released by GSB. Borrower shall, effective on the date hereof, instruct GSB in writing in the form attached hereto as Exhibit A (the “GSB Instruction Letter”) that the GSB Letter of Credit Cash Collateral shall be disbursed by GSB to Borrower at the Blocked Account, which instructions shall contain the acknowledgment of GSB that it shall not send the GSB Letter of Credit Cash Collateral to Borrower or to any other account or Person other than to Borrower at the Blocked Account without the prior written consent of Lender. Borrower shall not give any instructions to GSB inconsistent with the GSB Instruction Letter. After the Lender Portion has been paid into the Blocked Account and such Lender Portion has been received by Lender from the Blocked Account, Lender shall (i) deliver written instructions to GSB authorizing Borrower to direct the payment of all further releases of GSB Letter of Credit Cash Collateral without need for written consent from Lender and (ii) promptly authorize the withdrawal by Borrower of all GSB Letter of Credit Cash Collateral paid into the Blocked Account in excess of the Lender Portion pursuant to instructions confirmed by Lender (as to such excess amount). Borrower shall execute and deliver such other agreements and documents and take such other actions as Lender shall reasonably request in order to effect the distribution of the GSB Letter of Credit Cash Collateral as set forth in this Section 4(b).
          (c) Nebraska Advantage Act Payments. Borrower currently participates in a program under the State of Nebraska Advantage Act pursuant to that Nebraska Advantage Act Project Agreement dated as of August 13, 2007 between Borrower and the State of Nebraska, by and through its Tax Commissioner (the “NAA Agreement”). Pursuant to the NAA Agreement, Borrower expects to receive certain payments and credits for various tax and other related investment and employment credits and incentives (the “NAA Payments”) from the State of Nebraska Department of Revenue (the “Nebraska DOR”). Immediately upon receipt by Borrower of any NAA Payment from time to time from the Nebraska DOR with respect to the NAA Agreement, Borrower shall immediately pay or cause to be paid to Lender the full amount of such NAA Payment, to be applied to the Obligations in accordance with Section 7. To effect the foregoing, Borrower shall, effective on the date hereof, instruct the Nebraska DOR in writing in the form attached hereto as Exhibit B (the “Nebraska Instruction Letter”) that all NAA Payments from time to time shall be disbursed by the Nebraska DOR to Borrower at the Blocked Account. Borrower shall not give any instructions to the Nebraska DOR inconsistent with the Nebraska Instruction Letter. If any payment by the Nebraska DOR is not paid to the Blocked Account pursuant to the Nebraska Instruction Letter, Borrower shall, immediately upon the making of such payment by the Nebraska DOR, cause such payment to be deposited into the Blocked Account. Borrower shall give written notice to Lender within two (2) Business Days of (i) the making of any request for NAA Payments by Borrower, and (ii) the acknowledgment of, or payment by, the State of Nebraska of any NAA Payments, in each case in reasonable detail. Borrower shall execute and deliver such other agreements and documents and take such other actions as Lender shall reasonably request in order to effect the distribution of the NAA Payments as set forth in this Section 4(c).
          (d) ABE Fairmont Distributions. Beginning with the fiscal year of Borrower and ABE Fairmont ended September 30, 2009, Borrower shall calculate “net profit” (as defined in the Section 10(K) of the 11/20/06 MLA) of ABE Fairmont for such fiscal year, and shall provide evidence to Lender in reasonable detail of such calculation no later than 10 Business Days after the end of such fiscal year. If such net profit is a positive number, and so long as such distribution is permitted by the CoBank Loan Documents, Borrower shall cause ABE Fairmont to distribute forty percent (40.0%) of such net profit (or if less than sixty percent (60.0%) of the net profit is required by the CoBank Loan Documents to be retained by ABE Fairmont, than such greater percentage as is not required to be retained) (each such payment, an “ABE Fairmont Distribution”) no later than the date that the audited financial statements of ABE Fairmont for such fiscal year are delivered to CoBank, to Lender by causing ABE Fairmont to pay the full amount of such ABE Fairmont Distribution directly to Lender, to be applied to the Obligations in accordance with Section 7. To effect the foregoing, Borrower shall, effective on the date hereof, instruct ABE Fairmont in writing in the form attached hereto as Exhibit C (the “ABE Fairmont Instruction Letter”) that all ABE Fairmont Distributions from time to time shall be distributed by ABE Fairmont directly to Lender at an account set forth in such ABE Fairmont Instruction Letter, which instructions shall contain the acknowledgment of ABE Fairmont that it shall not send any ABE Fairmont Distributions to Borrower or to any other account or Person other than to Lender at the account specified in the ABE Fairmont Instruction Letter without the prior written consent of Lender. Borrower shall not give any instructions to ABE Fairmont inconsistent with the ABE Fairmont Instruction Letter. Borrower shall execute and deliver such other agreements and documents and take such other actions as Lender shall reasonably request in order to effect the distribution of the ABE Fairmont Distributions as set forth in this Section 4(d).
          (e) Additional Principal Payments. If at any time the interest on this Restated Note accrued during any month is less than $50,000 (pro rata for any partial month), Borrower shall pay to Lender the difference between $50,000 (or such pro rata portion thereof) and the interest accruing on this Restated Note during such month, to be applied to the Obligations in accordance with Section 7.
     5. Funding Advances. At the written request and expense of Borrower, Lender will wire transfer all or any portion of the advances hereunder in accordance with written instructions therefor. By executing this Restated Note, Borrower hereby requests Lender to make and fund the initial advances in accordance with the funding instructions that have been provided to Lender in writing.
     6. Mechanics of Payment. All payments and other amounts due hereunder must be received by Lender by wire transfer in immediately available funds in Dollars (and without any deduction, offset, netting, counterclaim or reservation of rights) on or before 2:00 p.m. Central Time on the due date therefor at the principal office of Lender located at 800 Nicollet Mall, Minneapolis, MN 55402, Attention Tim Carter or Greg Meyer, or at such other location as Lender at any time or from time to time may designate to Borrower in writing. Any funds received by Lender after 2:00 p.m. Central Time on any day will be deemed to be received on the next succeeding Business Day. Whenever any payment to be made hereunder is due on a day that is not a Business Day, then such payment may be made on the next succeeding Business Day, and such extension of time will be included in the computation of interest due hereunder.
     7. Application of Payments. All payments and other funds received by Lender hereunder will be applied in the following order: (a) to the payment of any fees and charges due under the Loan Documents, then (b) to any obligations for the payment of expenses, costs and indemnities due under the Loan Documents, then (c) to the payment of all other interest due and owing under Section 1(b) other than interest under Section 1(b)(ii), then (d) to payments of all paid-in-kind interest under Section 1(b)(ii) accrued and not yet paid, to the extent such paid-in-kind has been added to principal, then (e) to the principal indebtedness due hereunder, then (f) to any other interest accrued hereunder other than as set forth in clauses (c) and (d) above, then (g) to any other indebtedness of Borrower to Lender under the Loan Documents.
     8. Capital Adequacy, Taxes and Other Adjustments. If Lender determines that (a) the adoption, implementation or interpretation after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline, directive, policy or order regarding capital adequacy, reserve requirements, taxes or similar requirements, or (b) the compliance by Lender or any entity controlling or funding the operations of Lender with any request or directive regarding capital adequacy, reserve requirements, taxes or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank, governmental agency, controlling entity, funding source or body, in either instance, would have the effect of increasing the amount of capital, reserves, taxes, funding costs or other funds required to be maintained or paid by Lender and thereby have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder, then Borrower must pay to Lender additional amounts sufficient to compensate Lender for such reduction. Lender will notify Borrower of any such determination and payment amount within a reasonable period of time thereafter, and (upon written request) Lender will furnish a statement setting forth the basis and the method for determining the amount of such payment. Any such determination or calculation by Lender will be conclusive absent manifest error.
     9. Miscellaneous Additional Payment Terms, Including Ability to Re-Borrow. Principal amounts repaid or prepaid hereunder will not be available for re-borrowing under the terms hereof. To the extent Lender notes the date or amount of any payment hereunder on a schedule annexed hereto, then such notations shall constitute prima facie evidence of the information noted on such schedule, but the failure of Lender to make any such notation will not limit or otherwise affect the obligations or liabilities of Borrower hereunder.
     10. Usury Savings Provision. Notwithstanding any provision of any Loan Document, Borrower shall not be required to pay interest at a rate or any fee or charge in an amount prohibited by applicable law. If interest or any fee or charge payable on any date would be in a prohibited amount, then such interest, fee or charge will be automatically reduced to the maximum amount that is not prohibited, and any interest, fee or charge for subsequent periods (to the extent not prohibited by applicable law) will be increased accordingly until Lender receives payment of the full amount of each such reduction. To the extent that any prohibited amount is actually received by Lender, then such amount will be automatically deemed to constitute a repayment of principal indebtedness hereunder.
     11. Affirmative and Negative Covenants. Borrower hereby covenants and agrees that, until this Restated Note has been Paid in Full, Borrower will comply with the following covenants:
          (a) Delivery of Periodic Financial Information. Within 30 calendar days after the end of each month (including the last month of each fiscal quarter and of each fiscal year), Borrower shall deliver to Lender a set of consolidated financial statements for such immediately preceding month (in form and substance reasonably acceptable to Lender) including a balance sheet, income statement and statement of cash flows for Borrower and its Subsidiaries (with appropriate exhibits and schedules). Together with the monthly financial statements, Lender must also receive a certificate executed by the chief financial officer of Borrower as is acceptable to Lender (1) stating that the financial statements have been prepared in accordance with GAAP (except for the absence of footnotes and for customary, nonmaterial year-end adjustments) and fairly present the consolidated financial condition of Borrower and its Subsidiaries as of the date thereof and for the periods covered thereby and (2) certifying that as of the date of such certificate there is not any existing Default or Event of Default. In addition, Borrower shall deliver to Lender a copy of each compliance package, including financial statements, compliance certificates and other deliverables, as applicable, delivered by ABE Fairmont to CoBank as the administrative agent under the CoBank Loan Documents, concurrently, but in no event later than five (5) days after the delivery thereof to CoBank.
          (b) Delivery of Financial Statements. Within 90 calendar days after each fiscal year, Borrower shall deliver to Lender a complete set of annual consolidated and consolidating financial statements for Borrower and its Subsidiaries (with accompanying notes), in reasonable detail and in comparative form. Such financial statements (1) must be prepared in accordance with GAAP consistently applied, and (2) must be audited by McGladrey & Pullen, LLP or another independent certified public accounting firm satisfactory to Lender. Together with the annual financial statements, Lender must also receive all related management letters, if any, prepared by such accountants, and such financial statements shall be accompanied by a report of such accountants, which report shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly, in all material respects, the financial position of Borrower and its Subsidiaries in conformity with GAAP as of the date thereof and for the periods covered thereby.
          (c) Other Information; Access. At Borrower’s expense, upon request by Lender, Borrower will, and will cause ABE Fairmont to, during normal business hours, permit Lender and its representatives to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records (whether in the possession of Borrower or a third party) and to discuss their respective operations, affairs, finances and accounts with their respective management personnel, officers, employees and independent public accountants. In addition to the foregoing, from time to time, Borrower shall provide Lender with any other information (financial or otherwise) about Borrower or any of its Subsidiaries reasonably requested by Lender.
          (d) Compliance with Laws; Existence and Good Standing. Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders (federal, state, local and otherwise) that are applicable to Borrower, or any Subsidiary of Borrower, including all applicable Environmental Control Statutes and ERISA. Borrower shall, and shall cause each of Subsidiaries to, preserve and maintain (1) such Person’s existence as an organization in good standing under the applicable laws of such Person’s jurisdiction of organization, and (2) such Person’s qualification in good standing to conduct business in all jurisdictions where it conducts business and as to which the failure to be in good standing could reasonably be expected to have a Material Adverse Effect, and (3) the validity of all such Person’s authorizations and licenses required or otherwise appropriate in the conduct of such Person’s businesses and as to which the failure to have such valid authorization or license could reasonably be expected to have a Material Adverse Effect.
          (e) Books and Records; Maintenance of Properties. Borrower shall, and shall cause each of Subsidiaries to, keep and maintain accurate books and records of account in accordance with GAAP. Borrower shall, and shall cause each of Subsidiaries to, keep, maintain and preserve all of its material assets in good order and repair (ordinary wear and tear excepted) and fully insured by reputable and financially sound insurance companies with coverages that are customary for Borrower’s or such Subsidiary’s industry (and reasonably acceptable to Lender).
          (f) Transactions with Affiliates. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any transaction (including employment, management and/or other compensation arrangements) with any Person who is an Affiliate of Borrower or any of its Subsidiaries other than (a) reasonable and customary compensation arrangements in the ordinary course of business with its officers and directors, to the extent permitted hereunder and (b) transactions on a basis no more favorable to such Affiliate then would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of Borrower or any of its Subsidiaries and disclosed to Lender in writing prior to entering into any such transaction.
          (g) Indebtedness and Guaranties. Borrower shall not, and shall not permit ABE Fairmont to, (1) create, incur, assume or permit to exist any additional Indebtedness or liabilities or (2) guarantee, assume or otherwise be or agree to become directly or indirectly liable in any way for any additional indebtedness or liability of any other Person, except (i) Indebtedness and guarantees in favor of Lender; (ii) trade debt and customary operating expenses incurred and paid by such Person in the normal and ordinary course of business; (iii) Indebtedness incurred to purchase fixed or capital assets and Capital Leases, consistent with the restrictions and conditions in Section 11(h)(2), provided that the aggregate amount of such Indebtedness outstanding under this clause (iii) at any time may not exceed $3,000,000; (iv) Indebtedness under the CoBank Loan Documents in an amount not to exceed $93,650,000 in the aggregate outstanding at any time; (v) the Indebtedness listed on Schedule 11(g) attached to this Restated Note; (vi) Indebtedness under the Wells Fargo Documents in an amount not to exceed $7,000,000 in the aggregate outstanding at any time; and (vii) extensions, refinancings and renewals of any of the Indebtedness permitted by the foregoing clauses, provided that the principal amount of such Indebtedness shall not be increased or the terms of such Indebtedness modified to impose more burdensome terms upon Borrower or any of its Subsidiaries.
          (h) Liens. Borrower shall not, and shall not permit ABE Fairmont to, create, permit or suffer the creation or existence of any Liens on any of its property or assets (real or personal, tangible or intangible), except (1) Liens in favor of Lender; (2) Liens arising in favor of sellers, lessors or other financial institutions for indebtedness and obligations incurred to purchase or lease fixed or capital assets as permitted under Section 11(g)(iii), provided that such Liens secure only the indebtedness and obligations created thereunder (but not any related monetary obligations under non-compete and consulting arrangements) and are limited to the assets purchased or leased pursuant thereto and the proceeds thereof; (3) Liens for taxes, assessments or other governmental charges (federal, state or local) that are not yet delinquent or that are then being currently contested in good faith by appropriate proceedings diligently prosecuted, provided that (i) adequate reserves therefor in accordance with GAAP have been established, and (ii) such Liens could not reasonably be expected to have or cause a Material Adverse Effect, (4) deposits or pledges made in the ordinary course of business to secure obligations which are not overdue in respect of under workmen’s compensation, unemployment insurance or social security laws or similar legislation; (5) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; (6) statutory or common law liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, and landlords incurred in the ordinary course of business and in existence less than 120 days from the date of creation thereof in respect of obligations not past due or sums being currently contested in good faith by appropriate proceedings diligently prosecuted, provided that (A) adequate reserves therefor in accordance with GAAP must have been established, and (B) such Liens could not reasonably be expected to have or cause a Material Adverse Effect; (7) easements, rights-of-way, restrictions and other similar encumbrances on real property owned or leased by Borrower and encumbrances evidencing the ownership interest or title of any owner or lessor with respect to real property leased by Borrower, provided that such Liens do not in the aggregate materially interfere with the occupation, use or enjoyment by Borrower of the property or assets encumbered thereby in the normal course of business or materially impair the value of the property subject thereto; (8) Liens securing Indebtedness permitted by Section 11(g)(iv) or Section 11(g)(vi); (9) the Liens listed on Schedule 11(h) attached to this Restated Note; (10) Liens arising from judgments, decrees or attachments that do not constitute an Event of Default; (11) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (12) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (13) Liens in favor of a depository bank or a securities intermediary pursuant to such depository bank’s or securities intermediary’s customary customer account agreement; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such depository bank or securities intermediary; and (14) Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens permitted under the preceding clauses, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase. Lender also understands that the State of Nebraska has certain rights under Section 22 of the NAA Agreement.

          (i) Investments, Acquisitions and Loans. Borrower shall not, and shall not permit ABE Fairmont to, purchase or otherwise acquire (including by way of share exchange) any part or share of the Equity Interests or equity ownership of, or acquire all or substantially all of the assets or any division or similar operating unit of, guaranty any Indebtedness of, or make any loan, advance or extension of credit to, or contribute to the capital of, or make or permit to exist any contribution, investment in or other interest in, any other Person (collectively, “Investments”), except for: (1) government and agency securities backed by the full faith and credit of the U.S. federal government; (2) commercial paper of a U.S. domestic issuer rated at least A-1+ or A-1 by Standard & Poor’s Ratings Group or at least P-1 by Moody’s Investor Services, Inc. and maturing not more than 90 calendar days from the date of acquisition thereof; (3) certificates of deposit (maturing within 12 calendar months after the date of issuance), time deposits, other deposits and bankers’ acceptances issued by or established with U.S. federally insured commercial banks rated as “well capitalized” by their primary federal regulators, and having unimpaired capital and unimpaired surplus (collectively) of at least $250,000,000, and whose commercial paper (or commercial paper that is supported by such bank’s letter of credit or commitment to lend) is rated at least A-1+ or A-1 by Standard & Poor’s Ratings Group or at least P-1 by Moody’s Investor Services, Inc.; (4) loans and advances to employees of Borrower or any of its Subsidiaries in the ordinary course of business not to exceed an aggregate principal amount of $100,000 at any time outstanding; (5) Investments set forth on Schedule 11(i) attached to this Restated Note; (6) Investments in Subsidiaries and in the Heartland Entities existing as of the date of this Restated Note; and (7) repurchases of Equity Interests from former employees or managers of Borrower under the terms of applicable repurchase agreements, including repurchases effected by the cancellation of indebtedness owed to such former employees of Borrower, in an aggregate amount not to exceed $100,000 during the term of this Restated Note, provided that no Event of Default has occurred, is continuing or would exist after giving effect to such repurchases or cancellation of indebtedness.
          (j) Transfer of Assets. Borrower shall not, and shall not permit ABE Fairmont to, sell, lease, license pursuant to an exclusive license (whether or not fully paid up front), transfer or otherwise dispose of all or a substantial part of its assets or any asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect. In addition, Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer or otherwise dispose of any asset other than (1) pursuant to a transaction with an unrelated third party in the normal and ordinary course of business for value received and otherwise in accordance with the terms hereof that (together with all other transactions during the immediately preceding 12 consecutive calendar months) has a fair market value aggregating less than $1,000,000, provided that no Default or Event of Default is then occurring or would otherwise be caused thereby; (2) with respect to obsolete or replaced equipment no longer useful in the operation of Borrower’s or any Subsidiary’s business, pursuant to a reasonable and customary transaction with an unrelated third party and otherwise in accordance with the terms hereof; or (3) dispositions of inventory, or used, worn-out or surplus property, all in the ordinary course of business. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any sale-lease back transaction with respect to any of their respective assets.
          (k) Dividends, Distributions and Redemptions. Except as permitted by Section 11(i)(9), Borrower shall not declare or make (directly or indirectly) any payment or distribution with respect to, or incur any liability for the purchase, acquisition, redemption or retirement of, any of its equity interests (including warrants therefor) or as a dividend, return of capital or other payment or distribution of any kind to any holder of any such equity interest. Notwithstanding the foregoing, so long as no Default or Event of Default then exists under the Loan Documents or would otherwise be caused by the payment of such dividend, Borrower may declare and distribute reasonable and lawful dividends to the holders of its equity securities for the sole purpose of making Tax Distributions to such holders of its Equity Interests.

          (l) New Ventures; Mergers. Borrower shall not, and shall not permit ABE Fairmont to, (1) enter into any new business activities or ventures not directly related to its current business; (2) merge or consolidate with or into any other corporation, partnership, limited liability company or other organization; or (3) create or acquire (or cause or permit the creation or acquisition of) any Subsidiary.
          (m) Modifications to Organizational Documents. Borrower shall not, and shall not permit ABE Fairmont to, (1) amend or otherwise modify any of its Organizational Documents, or (2) change its legal or official name, its operating names or the names under which it executes contracts and conducts business, in each instance, if such amendment or change could reasonably be expected to have or cause an adverse effect (including any adverse affect on the attachment or perfection of any pledge or security interest in favor of Lender).
          (n) General Insurance Provisions. Borrower shall, and shall cause ABE Fairmont to, keep all of their respective property and assets fully covered by insurance with reputable and financially sound insurance companies (reasonably acceptable to Lender), and also maintain such protection against such hazards and liability in such amounts and with such deductibles as is customary in the industry of Borrower or ABE Fairmont and appropriate under the relevant circumstances and, on the date that is 5 Business Days from the date hereof, and at all times thereafter, shall name (with appropriate endorsements) Lender as an additional insured with respect to policies of liability insurance. Upon Lender’s request, Borrower from time to time will furnish Lender with proof of such insurance, in form and substance acceptable to Lender, and a copy of the related policy or policies.
          (o) Taxes. Borrower shall, and shall cause ABE Fairmont to, pay and discharge all material taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date upon which any penalty for non-payment or late payment is incurred, unless the same are then being contested in good faith by appropriate proceedings diligently prosecuted, adequate reserves therefor have been established in accordance with GAAP, and the consequences of such non-payment could not reasonably be expected to have a Material Adverse Effect.
          (p) Management Changes. Borrower shall notify Lender in writing within 20 days after any change (including any dismissal or change in title or status) in the senior management personnel of Borrower or ABE Fairmont.
          (q) Litigation and Administrative Proceedings. Borrower shall notify Lender in writing promptly upon the institution or commencement of any litigation, legal or administrative proceeding, any arbitration proceeding, or any labor controversy against or involving Borrower or any of its Subsidiaries (1) with a purported amount in controversy in excess of $250,000 (in excess of the amount of any insurance coverage as to which the applicable insurer has accepted tender) or (2) that could otherwise, if adversely determined, reasonably be expected to have or cause a Material Adverse Effect.
          (r) Monitoring Compliance. Borrower shall notify Lender in writing promptly, but in any event within 5 calendar days, after obtaining knowledge of the occurrence or existence of any Default or Event of Default hereunder.
          (s) Margin Stock Restrictions; Other Federal Statutes. Borrower shall not, and shall not permit ABE Fairmont to, use any of the proceeds hereunder, directly or indirectly, to purchase or carry, or to reduce or retire any indebtedness that was originally incurred to purchase or carry, any “Margin Stock” or for any other purpose that might constitute the transactions contemplated hereby as a “Purpose Credit” within the meaning of the Board of Governors of the Federal Reserve Systems’ Margin Regulations. Borrower shall not, and shall not permit ABE Fairmont to, engage as its principal business in the extension of credit for purchasing or carrying Margin Stock. Borrower shall not, and shall not permit ABE Fairmont to, cause or permit any Loan Document to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Commission or any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 or the Small Business Investment Act of 1958, each as amended, or any rules or regulations promulgated under any of such statutes.
          (t) Further Assurances. From time to time, Borrower shall, and shall cause ABE Fairmont to, execute and deliver (or will cause to be executed and delivered) such supplements, amendments, modifications to and/or replacements of the Loan Documents and such further instruments as may be reasonably required or reasonably requested by Lender to effectuate the intention of the parties to (or to otherwise facilitate the performance of) the Loan Documents.
          (u) Costs and Expenses. Borrower shall pay or reimburse Lender for all fees and costs (including all reasonable attorneys’ fees and disbursements) that Lender may pay or incur in connection with (1) the preparation, negotiation and review of the Loan Documents, any waivers, consents and amendments in connection herewith or therewith and all other documentation related hereto or thereto, (2) the initial and continuing perfection or protection of Lender’s interest in any of the Collateral, (3) the collection or enforcement of any of the Loan Documents, (4) the periodic examination of the books, records and operations of Borrower and its Subsidiaries (including with respect to the Collateral), and (5) Lender’s release of its interests in the Collateral in accordance with the terms of the Loan Documents. Borrower shall pay any and all recordation taxes or other fees due upon the filing of the financing statements or documents of similar effect required to be filed under the Loan Documents, and shall provide Lender with a copy of any receipt or other evidence reflecting such payments. All obligations provided for in this Section 11(u) shall survive the termination of this Restated Note and the repayment of the Obligations hereunder.
          (v) Negative Pledge. Borrower shall not, and shall not permit any of its Subsidiaries to create, incur, permit, assume or suffer to exist, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) any Lien upon the GSB Letter of Credit Cash Collateral, the GSB Deposit Account, the Blocked Account, the NAA Payments or the ABE Fairmont Distributions, or any income, revenue or profits from any such property or assets, whether now owned or hereafter acquired, other than as set forth in this Restated Note or in the other Loan Documents. Lender also understands that the State of Nebraska has certain rights under Section 22 of the NAA Agreement.
          (w) Closing Conditions. The effectiveness of this Restated Note is subject to the satisfaction or waiver, on or before the date hereof, of the following conditions:
               (i) Note. Borrower shall have duly executed and delivered this Restated Note to Lender.
               (ii) Other Documents. Borrower and ABE Fairmont shall have duly executed and delivered the other Loan Documents together with such other certificates, documents and agreements as Lender may reasonably request, and Borrower shall have delivered to Lender the Control Agreement, the GSB Instruction Letter and the Nebraska Instruction Letter, in each case duly executed by all parties thereto.
               (iii) Representations and Warranties; No Default. The representations and warranties contained in Section 12 and in the other Loan Documents shall be true on and as of the date hereof, both immediately before and immediately after giving effect to the consummation of the transactions contemplated hereby and there shall exist on such day no Default or Event of Default, both immediately before and immediately after giving effect to the consummation of the transactions contemplated hereby.
               (iv) Opinion. Lender shall have received from Faegre & Benson, counsel to Borrower and ABE Fairmont, an opinion letter regarding the Loan Documents and the financing transaction contemplated thereby, in form and substance satisfactory to Lender.
               (v) Compliance with Laws. The advance of the funds as contemplated by this Restated Note on the terms and conditions herein provided (including the use of the proceeds thereof by Borrower) and the issuance of the Warrant and the Prior Warrant shall not violate any applicable law or governmental regulation and shall not subject Lender or the holder of the Warrant and the Prior Warrant to any tax, penalty or liability under or pursuant to any applicable law or governmental regulation.
               (vi) Consents. Lender shall be satisfied that any and all material government, contractual and other third-party licenses, approvals and consents necessary to the funding of the advance contemplated by this Restated Note, the issuance of the Warrant and the Prior Warrant and the granting of the security interest to Lender pursuant to the Collateral Security Documents have been obtained.
               (vii) Warrant. Borrower shall have issued the Warrant to Lender in form and substance satisfactory to Lender.
               (viii) Other Fees and Expenses. Borrower shall have paid all fees required by Section 11(u) then due and owing.
               (ix) Secretary’s Certificate with Attachments. Borrower shall have, and shall have caused ABE Fairmont to have, delivered to Lender certificates of the Secretary or an Assistant Secretary and one other officer of each of Borrower and ABE Fairmont (with incumbency), certifying the names and true signatures of the officers of such Person authorized to sign the Loan Documents (and the Warrant, with respect to Borrower) to which such Person is a party and the other documents to be delivered hereunder to which such Person is a party, in form and substance satisfactory to Lender, attaching (A) copies of the resolutions of the board of directors or the sole member, as applicable, of each of Borrower and ABE Fairmont, authorizing its execution and delivery of, and the performance of, its respective obligations under the Loan Documents to which such Person is a party (and the Warrant, with respect to Borrower), (B) certified copies of the certificates of formation and operating agreements of each of Borrower and ABE Fairmont; and (C) a good standing certificate for each of Borrower and ABE Fairmont from the Secretary of State of the state of formation of each such Person, each dated as of a recent date.
               (x) Officer’s Certificate. Borrower shall have delivered a certificate of an officer of Borrower having primary responsibility for financial matters, in form and substance satisfactory to Lender, certifying as to the amount of outstanding Indebtedness of each of Borrower and ABE Fairmont on an unconsolidated basis as of the date hereof.
               (xi) Perfection of Security Interest. All actions necessary to perfect (and to maintain perfection of) the Lien of Lender in the Collateral shall have been taken in accordance with the terms and provisions of the Collateral Security Documents. The Lien of Lender in the Collateral shall be valid and enforceable and the Collateral shall be subject to no other Liens. Lender also understands that the State of Nebraska has certain rights under Section 22 of the NAA Agreement.

               (xii) Material Adverse Effect. No Material Adverse Effect shall have occurred.
          (x) Independence of Covenants. All covenants and defaults contained in this Restated Note and the other Loan Documents shall be given independent effect. If a particular action or condition is not permitted by any covenant in this Restated Note, then the fact that such action or condition would be permitted by an exception to (or would otherwise be within the limitations of) another covenant in this Restated Note shall not avoid the occurrence or existence of a Default or Event of Default if such action is taken or if such condition exists.
     12. Representations and Warranties. Borrower hereby represents and warrants to and for the benefit of Lender as follows:
          (a) Organization and Good Standing. Each of Borrower and each of its Subsidiaries (1) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (2) has all requisite limited liability company power to own its properties and to conduct its business as now conducted and as currently proposed to be conducted, and (3) is duly qualified to conduct business as a foreign limited liability company and is currently in good standing in each state and jurisdiction in which it conducts business, except where failure to be duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
          (b) Power and Authority. Borrower has all requisite limited liability company power and authority under applicable law and under its Organizational Documents to execute, deliver and perform its obligations under the Loan Documents.
          (c) Validity and Legal Effect. This Restated Note constitutes, and the other Loan Documents to which Borrower is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of Borrower enforceable against it in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and except as limited by general principles of equity.
          (d) No Violation of Laws or Agreements. The execution, delivery and performance by Borrower of the Loan Documents (1) will not violate or contravene any material provision of any material law, rule, regulation, administrative order or judicial decree (federal, state or local), (2) will not violate or contravene any provision of the Organizational Documents of Borrower or any of its Subsidiaries, (3) will not result in any material breach or violation of (or constitute a material default under) any material agreement or instrument by which Borrower or any of its Subsidiaries or any of their respective assets or property may be bound, and (4) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any assets or properties of Borrower or any of its Subsidiaries, whether such assets or properties are now owned or hereafter acquired.
          (e) Accuracy of Financial Information. All financial statements previously furnished to Lender concerning the financial condition and operations of Borrower and it Subsidiaries: (1) fairly present in all material respects the financial condition of the organization covered thereby as of the dates and for the periods covered thereby, (2) disclose all material liabilities (contingent and otherwise) of Borrower and its Subsidiaries, and (3) with respect to financial statements prepared by or on behalf of Borrower and its Subsidiaries, have been prepared in accordance with GAAP consistently applied.
          (f) No Liens. Other than the Lien of GSB in the GSB Deposit Account and the GSB Letter of Credit Cash Collateral, Borrower owns the GSB Deposit Account, the GSB Letter of Credit Cash Collateral and the rights to the NAA Payments and the ABE Fairmont Distributions free and clear of any Lien. Lender also understands that the State of Nebraska has certain rights under Section 22 of the NAA Agreement.
     13. Definitions. For purposes of this Restated Note, the following terms have the following corresponding meanings:
          (a) “ABE Fairmont” means ABE Fairmont, LLC, a Delaware limited liability company and wholly-owned Subsidiary of Borrower.
          (b) “Affiliate” of any Person means any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person. A Person shall be deemed to “control” another Person if such first Person directly or indirectly possesses the power to direct (or to cause the direction of or to materially influence) the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, each Person who owns or controls 5% or more of any class or series of any equity interest of such Person will be deemed to be an Affiliate of a Person. Notwithstanding the foregoing, in no event shall Lender or any of its Affiliates be deemed to be an Affiliate of Borrower or any of its Subsidiaries.
          (c) “Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as amended.
          (d) “Borrower” means Advanced BioEnergy, LLC, a Delaware limited liability company, having its principal and chief executive office at the address specified in Section 25, and any successor or authorized assignee of any thereof.
          (e) “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks under the laws of the States of Minnesota or New York are authorized or required to be closed.
          (f) “Capital Leases” means all leases that have been or should be recorded as capitalized leases in accordance with GAAP.
          (g) “Change of Control” means shall mean the occurrence of an event, or series of events, which shall lead, or has led to (a) any “person” or any syndicate or group deemed a “person” within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of 30% or more of the voting power of the voting stock of Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Borrower (whether or not such securities are then currently convertible or exercisable), provided that with respect to ECM, a Change of Control under this clause (a) shall occur only if ECM has become, directly or indirectly, the beneficial owner (as defined above) of more than 50% of the voting power of the voting stock of Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Borrower (whether or not such securities are then currently convertible or exercisable), by aggregating the voting power of Borrower held by ECM as in effect on the date of the Forbearance Agreement plus all voting power obtained by ECM subsequent to the date of the Forbearance Agreement, or (b) during any period of 2 consecutive calendar years, individuals who at the beginning of such period constituted the board of directors (or similar governing body) of Borrower cease for any reason (other than death, disability or expiration of term) to constitute a majority of the board of directors (or similar governing body) of Borrower then in office unless such new directors (or similar) were elected by the directors (or similar) of Borrower who constituted the board of directors (or similar governing body) of Borrower at the beginning of such period, or (c) the failure of Borrower to own 100% of the equity interests of each of its Subsidiaries on a fully-diluted basis.
          (h) “CoBank Loan Documents” means, collectively, (i) that Master Loan Agreement dated as of November 20, 2006 between Farm Credit Services of America, FLCA (“Farm Credit”) and ABE Fairmont as amended by an Amendment dated on or about October 5, 2007 and an amendment dated as of December 24, 2008 (the “11/20/06 MLA”), as further amended and supplemented by that (1) Construction and Term Loan Supplement to the MLA dated as of November 20, 2006 between Farm Credit and ABE Fairmont with respect to a construction and term loan in an amount not to exceed $6,500,000, as amended by the Amendment to such Supplement dated on or about October 5, 2007 between Farm Credit and ABE Fairmont, (2) Construction and Revolving Term Loan Supplement to the 11/20/06 MLA dated as of November 20, 2006 and effective as of June 1, 2007 between Farm Credit and ABE Fairmont with respect to a construction and revolving term loan commitment in an amount not to exceed $4,000,000, as amended by the Amendment to such Supplement entered into on or about October 5, 2007 between Farm Credit and ABE Fairmont, (3) Disbursing Agreement dated as of November 1, 2006 among ABE Fairmont, Farm Credit, CoBank, ACB (“CoBank”) and Homestead Escrow and Exchange Co., (4) Administrative Agency Agreement dated as of November 20, 2006 among Farm Credit, CoBank and ABE Fairmont, and (5) Statused Revolving Credit Supplement dated as of December 24, 2008 which amended and restated the Statused Revolving Credit Supplement dated on or about October 5, 2007 between ABE Fairmont and Farm Credit; and (ii) that Master Loan Agreement dated as of February 17, 2006 between Farm Credit and Borrower (the “2/17/06 MLA”), as amended and supplemented by that (1) Construction and Term Loan Supplement dated as of December 24, 2008 between Farm Credit and ABE Fairmont, with respect to a construction and term loan in an amount not to exceed $58,250,000, which amended and restated the Construction and Term Loan Supplement dated as of February 17, 2006 between Farm Credit and ABE Fairmont, (2) Construction and Revolving Loan Supplement dated as of December 24, 2008 between Farm Credit and ABE Fairmont, with respect to a construction and revolving term loan in an amount not to exceed at any one time outstanding $25,000,000 less the amounts scheduled to be repaid therein, which amended and restated the Construction and Revolving Term Loan Supplement dated as of February 17, 2006 between Farm Credit and ABE Fairmont, (3) Statused Revolving Credit Supplement dated as of February 17, 2006 between Farm Credit and ABE Fairmont with respect to a revolving credit facility in an available amount not to exceed at any one time outstanding $5,000,000 as amended by the Amendment dated on or about October 5, 2007 and as further amended by the Revolving Credit Supplement — Letters of Credit dated as of October 24, 2008 (4) Administrative Agency Agreement dated as of February 17, 2006 among Farm Credit, CoBank and Borrower, ABE Fairmont, (5) Amendment to Master Loan Agreement dated as of April 11, 2006 between Farm Credit and Borrower, (6) that Security Agreement dated February 17, 2006 between Borrower and Farm Credit, and (7) that Deed of Trust and Assignment of Rents dated February 17, 2006 by Borrower in favor of Farm Credit, all of Borrower’s obligations and liabilities under the 2/17/06 MLA, as amended, having been assumed by ABE Fairmont pursuant to Section 25 of the 11/20/06 MLA and Borrower having been discharged from its obligations under the 2/17/06 MLA, as amended, pursuant to that letter agreement dated November 10, 2006 between Farm Credit and Borrower, as the 2/17/06 MLA has been further amended by that (x) Amendments to the Construction and Term Loan Supplement dated as of November 20, 2006 and on or about October 5, 2007 between Farm Credit and ABE Fairmont and (y) Amendments to the Construction and Revolving Term Loan Supplement dated as of November 20, 2006 and on or about October 5, 2007 between Farm Credit and ABE Fairmont, together with all amendments, supplements, agreements, documents, exhibits, schedules and certificates contemplated thereby or entered into in connection with any of the foregoing.

          (i) “Collateral” means the collateral security committed to Lender under the Collateral Security Documents executed by Borrower in favor of Lender pursuant to this Restated Note from time to time and/or pursuant to all similar or related documents and agreements from time to time, all as amended, modified, supplemented or restated and in effect from time to time.
          (j) “Collateral Security Documents” means, individually and collectively, (1) the Membership Interest Pledge Agreement, all financing statements filed pursuant thereto, and all other instruments (including membership interest certificates) and other executed and/or delivered pursuant thereto and (2) any additional documents granting security to Lender pursuant to this Restated Note or required or delivered in connection with any other Loan Document, all as amended modified, supplemented or restated and in effect from time to time.
          (k) “Default” means any event or circumstance that with the giving of notice or the passage of time (or both) would constitute an Event of Default.
          (l) “Dollar” or “$” means U.S. dollars.
          (m) “ECM” means, collectively, Tennessee Ethanol Partners, L.P., Ethanol Capital Management, LLC and Ethanol Investment Partners, LLC and their respective Affiliates.
          (n) “Environmental Control Statutes” means all federal, state and local laws, statutes, rules, ordinances, regulations (as implemented and as interpreted), judgments, decrees, orders, licenses, permits and rules governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products or otherwise pertaining to the protection of human health, safety or the environment or natural resources.
          (o) “Equity Interests” means shares of capital stock, partnership interests, membership interests or units in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
          (p) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          (q) “Event of Default” means the occurrence of any one or more of the following events: (1) if any payment of principal, interest, fees, expenses, indemnities or other sums payable to Lender under any Loan Document is not received by Lender in immediately available funds on the date such payment is due and payable and, except with respect to principal payments, such failure to receive such payment in immediately available funds continues for 3 Business Days after the due date therefor; (2) if any representation, warranty or other statement made in any Loan Document or in any financial statement or written report provided to Lender by or on behalf of Borrower or ABE Fairmont (or otherwise furnished in connection herewith) when made was misleading or incorrect in any material respect; (3) if Borrower or ABE Fairmont defaults in the full and timely performance when due of any other covenant or agreement contained in any Loan Document, and such default remains uncured for 15 Business Days after the earlier of the date that Lender notifies Borrower thereof or the date that Borrower or ABE Fairmont otherwise acquires knowledge or should have acquired knowledge thereof; (4) if Borrower or ABE Fairmont fails or refuses to make any required payment (whether as principal, interest or otherwise) with respect to any indebtedness for borrowed money in excess of $1,000,000 (or with respect to any guaranty or reimbursement obligation of any such indebtedness) prior to the expiration of any applicable grace period with respect to such payment, or if any such indebtedness for borrowed money is accelerated prior to its express maturity as a result of any default thereunder; (5) if Borrower or any of its Subsidiaries (i) becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; or (ii) is adjudicated insolvent or bankrupt in any Insolvency Proceeding; or (iii) admits in writing an inability to pay its debts; or (iv) comes under the authority of a custodian, receiver or trustee (or one is appointed for substantially all of its property); or (v) makes an assignment for the benefit of creditors; or (vi) has commenced against it any proceeding (including any Insolvency Proceeding) under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors that is either not contested or if contested is not dismissed or stayed within 60 calendar days after the commencement thereof; or (vii) commences or institutes any proceeding (including any Insolvency Proceeding) under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors; or (viii) calls a meeting of creditors with a view to arranging a composition or adjustment of debt; or (ix) by any act or failure to act that indicates consent to, approval of or acquiescence in any of the foregoing; (6) if (i) any judgment, writ, warrant, attachment or execution or similar process that calls for payment or presents liability in excess of $250,000 is rendered, issued or levied against Borrower or ABE Fairmont or any of their respective properties or assets or (ii) any final, non-appealable arbitration award that calls for payment or presents liability in excess of $250,000 is rendered, issued or levied against Borrower or ABE Fairmont or any of their respective properties or assets, and in either case such liability is not paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within 60 calendar days after it is rendered, issued or levied; (7) (i) if the security interest or lien in any of the Collateral with a fair market value exceeding collectively $250,000 at any time does not constitute a legal, valid and enforceable security interest or lien in favor of Lender or shall cease to have the priority contemplated by the Collateral Security Documents otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Lender, or (ii) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Lender, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Borrower or any of its Subsidiaries or any of their respective equity holders, or any Governmental Authority shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; (8) Borrower or any of its Subsidiaries fails to observe or perform any agreement or condition under the CoBank Loan Documents beyond the expiration of any applicable grace period, or any default or other event occurs (unless such default or event is waived in writing in accordance with the terms thereof), the effect of which default or other event is to cause, or to permit the holder or holders of the Indebtedness under the CoBank Loan Documents to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; (9) Borrower or any of its Subsidiaries fails to observe or perform any agreement or condition under the Wells Fargo Documents beyond the expiration of any applicable grace period, or any other default or other event occurs (unless such default or event is waived in writing in accordance with the terms thereof), the effect of which default or other event is to cause, or to permit the holder or holders of the Indebtedness under the Wells Fargo Documents to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; (10) so long as the Warrant is held by Lender or any of its Affiliates, (i) any representation, warranty or other statement made in the Warrant when made shall be misleading or incorrect in any material respect; or (ii) Borrower defaults in the full and timely performance when due of any covenant or agreement contained in the Warrant, and such default remains uncured for 15 Business Days after the earlier of the date that Lender notifies Borrower thereof or the date that Borrower otherwise acquires knowledge or should have acquired knowledge thereof; and/or (11) if a Material Adverse Effect has occurred.

          (r) “GAAP” means generally accepted accounting principles from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board, applied on a consistent basis.
          (s) “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          (t) “Hazardous Materials” includes (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; or (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; or (c) any pollutant or contaminant as defined by 42 U.S.C. §9601(33); or (d) any toxic substance, oil or hazardous material or other chemical or substance (including, without limitation, asbestos in any form, urea formaldehyde or polychlorinated biphenyls) the use or presence of which is similarly regulated or prohibited by any Environmental Control Statute.
          (u) “Heartland Entities” means, collectively, ABE Heartland, LLC, a Delaware limited liability company, Dakota Fuels, Inc., a Delaware corporation and Heartland Grain Fuels, L.P., a Delaware limited partnership.
          (v) “Indebtedness” of any Person means, without duplication, (1) all indebtedness of such Person for borrowed money, and (2) all obligations of such Person for the deferred purchase price of property or services (other than trade indebtedness, if and to the extent such indebtedness is incurred in the ordinary course of business for value received which would be shown as a liability on a balance sheet or are required to be set forth in the footnotes to a year-end balance sheet, each prepared in accordance with GAAP, and (3) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, and (4) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (5) all obligations of such Person as lessee under Capital Leases to the extent classified as a liability on a balance sheet in accordance with GAAP, and (6) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, and (7) all obligations of such Person in respect of any interest rate or currency swap, cap or other agreement or arrangement designed to provide protection against fluctuations in interest or currency exchange rates, and (8) all Indebtedness of others referred to in clauses (1) through (7) above or clause (9) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person to assure a creditor against loss, and (9) all Indebtedness referred to in clauses (1) through (8) above of another Person secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such debt; provided that Indebtedness of any Subsidiary of Borrower other than ABE Fairmont shall not be deemed to be Indebtedness of Borrower solely as a result of a non-recourse pledge by Borrower of its Equity Interest in such Subsidiary and/or its intercompany receivables from such Subsidiary in order to secure such Indebtedness, and (10) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, and (11)

all payment obligations of such Person to former owners of businesses which were acquired by such Person which are in the nature of deferred purchase price or earn-out. For the purposes of the Agreement, the term “Indebtedness” shall exclude any effects of the application of FASB 150.
          (w) “Insolvency Proceeding” means (1) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (2) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of case (1) and (2) undertaken under federal, state or foreign law, including the Bankruptcy Code.
          (x) “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), reversionary or reclamation interest, charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.
          (y) “Loan Documents” means this Restated Note, the Control Agreement, the GSB Instruction Letter, the Nebraska Instruction Letter, the Collateral Security Documents and all other documents, agreements and certificates (inclusive of all schedules and exhibits thereto) from time to time entered into or delivered in connection herewith or therewith or pursuant hereto or thereto, all as may be amended, modified and supplemented from time to time.
          (z) “Material Adverse Effect” means, relative to any occurrence of whatever nature, a change that has, causes or could reasonably be expect to have or cause a material adverse change to or a materially adverse effect on: (1) the business, assets, revenues, financial condition, operations or prospects of Borrower, or of Borrower and its Subsidiaries, taken as a whole, (2) the ability of Borrower or any of its Subsidiaries to perform any of its payment obligations when due or to perform any other material obligations under any Loan Document or (3) any right, remedy, benefit or collateral in favor of Lender under any Loan Document.
          (aa) “Maturity Date” has the meaning set forth in Section 2.
          (bb) “Net Cash Proceeds” means the cash proceeds or, with respect to non-cash transactions, the cash equivalent of the fair market value of any equity or debt issuance, asset disposition or asset condemned or subject to insurance proceeds in each case net of (as applicable) (1) reasonable commissions and expenses actually paid to unrelated third parties in connection with such transaction, (2) taxes actually due from Borrower as a direct result of such transaction and (3) in the case of asset dispositions, commercially reasonable reserves established in respect of post-closing purchase price adjustments and indemnification and other contingent liabilities arising in connection with such asset dispositions.
          (cc) “Note” means this Secured Term Loan Note as amended, modified, renewed, extended and/or restated from time to time in accordance with the terms hereof.
          (dd) “Obligations” means all loans, advances, debts, liabilities and obligations (including reimbursement obligations), for monetary amounts owing by Borrower to Lender, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, of any kind or nature, present or future, arising under or in respect of this Restated Note or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement against Borrower of any Insolvency Proceeding under the Bankruptcy Code), reasonable fees, including any and all arrangement fees, delivery fees, loan fees, commitment fees, agent fees and any and all other reasonable fees, expenses, costs or other sums (including reasonable attorneys fees) chargeable to Borrower under any of the Loan Documents.
          (ee) “Organizational Documents” means, relative to any entity, its certificate or articles of incorporation or organization or formation, its by-laws or operating agreements, and all equityholder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity.
          (ff) “Paid in Full” and “Payment in Full” mean, with respect to the Obligations, all amounts owing with respect thereto (including any interest accruing thereon after the commencement of any Insolvency Proceeding against Borrower, whether or not allowed as a claim against Borrower in such Insolvency Proceeding, but excluding as yet unasserted contingent obligations), have been fully, finally and completely paid in cash.
          (gg) “Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
          (hh) “Prior Warrant” means the Warrant to Purchase Units of Borrower, dated October 17, 2007 and numbered No. 1 issued by Borrower to Lender.
          (ii) “Subsidiary” of any Person or entity means any Person as to which such other Person or entity (1) directly or indirectly owns, controls or holds 50% or more of the outstanding beneficial interest or (2) is otherwise required in accordance with GAAP to be considered as part of a consolidated organization. Notwithstanding the foregoing, the Heartland Entities shall not be “Subsidiaries” for purposes of this Restated Note or any of the other Loan Documents.
          (jj) “Tax Distributions” means any dividend or distribution paid in accordance with Section 11(k) to any holder of membership interests of Borrower to the extent that such funds are distributed to provide cash or other assets to such holder in order to pay such holder’s federal, state and local income tax liabilities for such year (determined based upon a combined marginal rate of 40%) that is directly attributable to such holder as a direct result of the amount of income and gain (net of allowable deductions, losses and credits) of Borrower.
          (kk) “Warrant” means the Warrant to Purchase Units of Borrower, dated as of the date hereof and numbered No. 2 issued by Borrower to Lender.
          (ll) “Wells Fargo Loan Documents” means, collectively, (i) that Loan and Trust Agreement dated as of April 1, 2006 (the “4/1/06 Loan Agreement”) among Borrower, County of Fillmore, State of Nebraska, as issuer (“Issuer”), and Wells Fargo Bank, N.A., as trustee (“Trustee”), as Borrowers obligations and liabilities under the 4/1/06 Loan Agreement have been assigned to and assumed by ABE Fairmont pursuant to that Assignment and Assumption Agreement dated as of November 14, 2006 among Borrower, ABE Fairmont, Issuer and Trustee, (ii) that Promissory Note dated April 27, 2007 among Borrower, issuer and Trustee, (iii) that Subordinate Deed of Trust and Construction Security Agreement by Borrower in favor of Trustee, (iv) that Tax Regulatory Agreement dated as of April 27, 2006 from Borrower and Issuer to Trustee and (v) that Continuing Disclosure Agreement as of dated April 1, 2006 between Borrower and Trustee, together with all amendments, supplements, agreements, documents, exhibits, schedules and certificates contemplated thereby or entered into in connection with any of the foregoing.

     14. Selected Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuation of any Event of Default, with notice thereof to Borrower (unless an Event of Default described in clause (5) of the definition of “Event of Default” has occurred, in which case acceleration will occur automatically with respect to the entire indebtedness and without any notice), Lender may declare all or any portion of the indebtedness under any Loan Document to be immediately due and payable. Upon the occurrence and during the continuation of any Event of Default, Lender shall have the immediate right to enforce and realize upon any collateral security (including all or any portion of the Collateral) for the Obligations hereunder in any manner or order that Lender deems expedient without regard to any equitable principles of marshalling or otherwise. Lender shall have and be entitled to all of the rights, remedies, benefits and powers of enforcement with respect hereto that are available to a holder of a negotiable instrument under Article 3 of the Uniform Commercial Code, and any subsequent transferee of Lender shall have and be entitled to all of the rights, remedies, benefits and powers of enforcement with respect hereto that are available to a holder in due course of a negotiable instrument under Article 3 of the Uniform Commercial Code (provided that such transferee acquired this Restated Note in good faith, for value and without actual notice of a claim or defense hereunder by Borrower). In addition to any rights granted hereunder or in any other Loan Document, Lender shall also have all other rights and remedies permissible under any applicable law (including creditor rights and the rights of a secured party under the Uniform Commercial Code), and all such rights and remedies shall be cumulative in nature.
     15. Indemnification, Reliance and Assumption of Risk. Without limiting any other indemnification in any Loan Document, Borrower hereby agrees to defend Lender (and its directors, officers, employees, agents, representatives, counsels and Affiliates) (each an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, judgments, or costs (including reasonable fees and disbursements of counsel) incurred by any of them arising out of or in any way connected with any Loan Document, except for losses resulting directly from such Person’s own gross negligence or willful misconduct. Expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by an Indemnitee shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking from such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to indemnification. Borrower’s obligations provided for in this Section 15 will survive any termination of this Agreement, and the repayment of the outstanding balances hereunder. Without limiting the generality of the foregoing, Borrower hereby agrees to indemnify, defend and hold harmless each Indemnitee from and against, any and all losses, liabilities, claims, damages (including, without limitation, natural resource damages), interests, judgments, fines, penalties, liens or costs (including reasonable fees and disbursements of counsel and consultants) resulting from or relating to any of the following: (1) the storage, holding, existence, migration, release (as defined by CERCLA), threat of release, disposal, treatment, generation, processing, abatement, handling or transportation of any Hazardous Materials (collectively “Environmental Activity”) at, on, under, from or in the vicinity of any property presently or formerly owned, leased or operated by Borrower; and (2) any violation or alleged violation of Environmental Control Statutes by Borrower at any property presently or formerly owned, leased or operated by Borrower; and (3) any investigation, inquiry, notice, order (including consent orders, agreements and decrees), hearing, action, proceeding, demand, directive, fine, penalty, lien or claim instituted, asserted or threatened by any Person in connection with any Environmental Activity or Environmental Control Statute relating to Borrower or any portion of any property presently or formerly owned, leased or operated by Borrower; and (4) any off-site transportation, treatment, storage or disposal or Hazardous Materials generated at or transported from any property presently or formerly owned, leased or operated by Borrower.
     16. Selected Waivers and Consents by Borrower. Borrower hereby waives diligence, presentment, protest, demand for payment, notice of protest and non-payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, payment, performance, default, acceleration or enforcement of this Restated Note. Borrower, in addition, hereby consents (without the necessity of prior notice) to any extensions of time, renewals, releases of any party hereto or guarantor hereof, waivers and/or modifications in connection herewith that may be granted or consented to by Lender from time to time. Borrower also waives any defenses (other than the defense of full unconditional payment) and rights of discharge to its obligations hereunder that it may have or may hereafter acquire based upon suretyship or impairment of collateral (including lack of attachment or perfection with respect thereto).
     17. Waivers by Lender and Severability. To be effective, any waiver by Lender must be expressed in a writing executed by Lender. If Lender waives any term, right or remedy arising hereunder or under any applicable law, then such waiver will not be deemed to be a waiver (1) upon any later occurrence or recurrence of any events giving rise to the earlier waiver or (2) as to any other Person. No failure or delay by Lender to insist upon the strict performance of any Loan Document, or to exercise any right or remedy, will constitute a waiver of compliance with any term, condition, covenant or agreement, or preclude Lender from exercising any right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under any Loan Document, Lender will not be deemed to waive the right either to require prompt payment when due of all other amounts payable under any Loan Document or to declare an Event of Default for failure to effect such prompt payment of any such other amount. If fulfillment of any provision hereof at the time performance is due involves transcending the limit of validity prescribed by applicable law, then (ipso facto) the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision hereof operates or would prospectively operate to invalidate this Restated Note in whole or in part, then such clause or provision only shall be void (as though not contained herein), and the remainder of this Restated Note shall remain operative and in full force and effect; provided, however, if any such clause or provision pertains to the repayment of any indebtedness hereunder, then the occurrence of any such invalidity shall constitute an immediate Event of Default hereunder.
     18. Reinstatement. To the maximum extent not prohibited by applicable law, this Restated Note (and the Obligations hereunder and Collateral therefor) will be automatically reinstated and the indebtedness correspondingly increased (as though such payments had not been made) if at any time any amount received by Lender in respect hereof is rescinded or must otherwise be restored, refunded or returned by Lender to Borrower or other Person for any reason, including (a) as a result of the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or (b) as a result of the appointment of any receiver, intervenor, conservator, trustee or similar official for any Person or for any part of the assets of any Person.
     19. Assignability. Borrower shall not assign or delegate any of its obligations, duties, rights or benefits hereunder or under any other Loan Document without the prior written consent of Lender. Lender (and its successors or assigns), at any time and from time to time, may assign, transfer, participate, syndicate, delegate and/or pledge all or any part of its obligations, duties, rights and benefits under this Restated Note and the other Loan Documents without the consent of Borrower.
     20. Conflicts Among Loan Documents. In the event of any irreconcilable conflict between the terms and conditions of this Restated Note and the terms and conditions of any other Loan Document, then the terms and conditions of this Restated Note shall govern.
     21. Relationship with Prior Agreements. This Restated Note, together with the other Loan Documents and the Warrant, completely and fully supersedes all oral agreements and all other and prior written agreements by and among Borrower and Lender concerning the terms and conditions of this credit arrangement.

     22. Severability. If fulfillment of any provision of or any transaction related to any Loan Document at the time performance is due involves transcending the limit of validity prescribed by applicable law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.  If any clause or provision of this Agreement operates or would prospectively operate to invalidate this Agreement or any other Loan Document in whole or in part, then such clause or provision only shall be void (as though not contained herein or therein), and the remainder of this Agreement or such other Loan Document shall remain operative and in full force and effect; provided, however, if any such clause or provision pertains to the repayment of any indebtedness hereunder, then the occurrence of any such invalidity shall constitute an immediate Event of Default hereunder.
     23. No Fiduciary Relationship. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower or any of its Affiliates by Lender and Lender shall not be deemed to be a partner, joint venturer or co-venturer with Borrower by reason of this Agreement or the transaction contemplated hereunder.
     24. Secured Note. The full amount of this Restated Note is secured by the Collateral identified and described as security therefor in the Collateral Security Documents and the other Loan Documents.
     25. Notices. Any notice or other communication required or permitted in connection with the Loan Documents will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof, or by prepaid registered or certified U.S. mail (return receipt requested), or by a nationally recognized commercial courier service with next-day delivery charges prepaid, or by facsimile (voice confirmed), or by any other reasonable means of personal delivery to the party entitled thereto at its respective address set forth below:

If to Borrower:	Advanced BioEnergy, LLC
10201 Wayzata Blvd., Suite 250
Minneapolis, MN 55305
Attn: Richard Peterson
Facsimile No.: (763) 226-2728

If to Lender:	PJC Capital LLC
c/o Piper, Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN 55402-7020
Attention: Robert P. Rinek
Facsimile: (612) 303-1068
Any party to a Loan Document may change its address or other contact information for notice purposes by giving notice thereof to the other parties to such Loan Document in accordance with this Section 25, provided that such change shall not be effective until 2 calendar days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or 5 calendar days after mailing as provided above (whichever is earlier), or (b) if by facsimile, then upon successful transmittal to such party’s designated number, or (c) if by nationally recognized commercial courier service, then upon actual receipt or 2 Business Days after delivery to the courier service (whichever is earlier), or (d) if otherwise delivered, then upon actual receipt.
     26. Jurisdictional and Related Consents. Any litigation in any way related to this Restated Note, or any course of conduct, course of dealing, statements (whether verbal or written), actions or inactions of Lender or Borrower may be brought and maintained, on a non-exclusive basis, in the courts of the State of New York or in the United States District Court for the Southern District of New York; provided, however, that any suit seeking enforcement hereof against Borrower or any property may also be brought (at Lender’s option) in the courts of any other jurisdiction where such property may be found or where Borrower may be subject to personal jurisdiction. Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final and non-appealable judgment rendered thereby in connection with such litigation. Borrower further irrevocably consents to the service of process by registered or certified mail, postage prepaid, or by personal service within or outside the State of New York. Borrower hereby expressly and irrevocably waives (to the fullest extent permitted by law) any objection that it at any time may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.
     27. Jury Trial Waiver. Lender and Borrower each hereby knowingly, voluntarily and intentionally waives any rights it may have to a trial by jury in respect of any litigation (whether as claim, counter-claim, affirmative defense or otherwise) in any way related to this Restated Note or any of the Loan Documents or any course of conduct, course of dealing, statements (whether verbal or written), actions or inactions of Lender or Borrower.
     28. Governing Law and Binding Effect. This Restated Note and the other Loan Documents are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Restated Note and the other Loan Documents are governed as to their validity, interpretation, construction and effect by the laws of the State of New York (without giving effect to the conflicts of law rules of such state).
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IN WITNESS WHEREOF, Borrower has executed this Amended and Restated Secured Term Loan Note on the day and year first written above.

BORROWER:

ADVANCED BIOENERGY, LLC

By:

Name:

Title:

ACCEPTED:

PJC CAPITAL LLC

By:

Robert P. Rinek
Co-President and Co-Chief Operating Officer

Exhibit A
GSB Instruction Letter

2

Exhibit B
Nebraska Instruction Letter

3

Exhibit C
ABE Fairmont Instruction Letter

4

ANNEX C
FORM OF NEW WARRANT

THIS WARRANT HAS BEEN, AND THE UNITS WHICH MAY BE RECEIVED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR SUCH UNITS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS.

No. 2	[ ], 2009
WARRANT TO PURCHASE UNITS OF ADVANCED BIOENERGY, LLC
     This Warrant to Purchase Units (this “Warrant”) certifies that, for good and valuable consideration, PJC CAPITAL LLC, a Delaware limited liability company (along with its permitted assignees, the “Holder”) is entitled to purchase from ADVANCED BIOENERGY, LLC, a Delaware limited liability company (the “Company”), [                    ] [number of Units to be determined based upon number of Units issued in Equity Issuance] fully paid and nonassessable Units (as defined in the Company’s Third Amended and Restated Operating Agreement dated February 1, 2006 (the “LLC Agreement”)) (the “Units”) of the Company, as adjusted pursuant to Section 3 hereof (the “Warrant Units”), at an exercise price per Unit equal to $[                    ] [exercise price to be the same price as the price of the Units issued in the Equity Issuance] (as adjusted pursuant to Section 3 hereof) (the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is issued in connection with the Amended and Restated Secured Term Loan Note made by the Company in favor of the initial Holder dated as of the date hereof (the “Note”). Unless otherwise defined in this Warrant, capitalized terms defined in the Note are used in this Warrant as defined in the Note.
     This Warrant replaces and is being delivered in exchange for the Warrant to Purchase Units of Advanced BioEnergy, LLC, dated October 17, 2007 and numbered No. 1 issued by the Company to the Holder (the “Prior Warrant”), and as of the date hereof the Prior Warrant shall be terminated and have no further force and effect. The Holder shall surrender the Prior Warrant in exchange for this Warrant.
Exercise; Payment.
     Exercise Period. This Warrant may be exercised in whole or part by the Holder during the term (as set forth in Section 11) and in compliance with the provisions of this Warrant at any time after the date of issuance set forth above (the “Warrant Date”), by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A (the “Notice of Exercise”) duly executed) at the principal office of the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Units, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Units, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

     Cash Exercise. Upon exercise of this Warrant, the Holder shall pay the Company an amount equal to the product of (x) the Exercise Price multiplied by (y) the total number of Warrant Units purchased pursuant to the Exercise of this Warrant, by wire transfer or check payable to the order of the Company. The Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Warrant Units represented by such exercise (and such Warrant Units shall be deemed to have been issued) immediately prior to the close of business on the date upon which this Warrant is exercised.
     Net Exercise. The Exercise Price also may be paid at the Holder’s election by surrender of all or a portion of the Warrant for Units to be exercised under this Warrant (“Net Exercise”). If the Holder elects the Net Exercise method, the Company will issue Warrant Units in accordance with the following formula:
          Where:
X =      the number of Warrant Units to be issued upon exercise of the Warrant
Y =      the number of Warrant Units requested to be exercised
A =      the fair market value of 1 Unit on the date of exercise of this Warrant
B =      the Exercise Price
For purposes of the above calculation, the fair market value of a Unit shall mean:
          if at any time the Units are not listed on any securities exchange or traded in the over-the-counter market, the fair market value of the Units shall be the highest price per Unit which the Company could obtain from a willing buyer (other than an employee, director or “Affiliate” of the Company, as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) for Units sold by the Company, as determined in good faith by its Directors (as defined in the LLC Agreement);
          if the exercise is in connection with the conversion of the Units to common stock of the Company (“Common Stock”) in order to facilitate a public offering of such Common Stock, and if the Company’s Registration Statement relating to such initial public offering has been declared effective by the SEC, then the fair market value per Unit shall be the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering, giving effect to the conversion mechanism with respect to such conversion of the Units to Common Stock;
          if the exercise is not in connection with a public offering, and:
               if the Units (or the Common Stock, if the Units have been converted to Common Stock) are traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a 5 day period ending 3 days before the day the fair market value of the Units or the Common Stock, as applicable, is being determined; or

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               if the Units (or the Common Stock, if the Units have been converted to Common Stock) are traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the principal market on which or through which the Units or the Common Stock, as applicable, are traded over the 5 day period ending 3 days before the day the fair market value of the Units or the Common Stock, as applicable, is being determined;
          if property or securities in addition to or in substitution for Units shall be issuable upon exercise of the Warrant, the fair market value of such property (to the extent such property does not include a security which is listed on any securities exchange or traded in the over-the-counter market, in which fair market value shall be calculated as provided in Section 1(c)(i) - (iii) above) shall be determined in good faith by the Company’s Directors (as defined in the LLC Agreement).
     Exercise Prior to Expiration. To the extent this Warrant has not been previously exercised as to any Warrant Units issuable hereunder, and if the fair market value of one Warrant Unit immediately before expiration of the Warrant is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to the Net Exercise provisions in Section 1(c) (even if not surrendered) immediately before its expiration. In such event, the fair market value of one Warrant Unit shall be determined pursuant to Section 1(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 1(d), the Company agrees to promptly notify the Holder of the number of Units, if any, and any other property, which the Holder is entitled to receive by reason of such automatic exercise.
     Unit Certificates. In the event of the exercise of this Warrant, certificates for the Warrant Units so purchased shall be delivered to the Holder within a reasonable time after exercise, to the extent that the Units are certificated.
Units Fully Paid; Reservation of Units. All of the Units issuable upon the exercise of this Warrant, upon issuance and receipt by the Company of the Exercise Price therefor (or upon Net Exercise thereof, as provided in Section 1(c)), shall be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of Units to provide for the exercise of this Warrant.
Adjustment of Exercise Price and Number of Units. The number and kind of Warrant Units purchasable upon the exercise of this Warrant and the Exercise Price payable therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
     Unit Distributions, Subdivisions, Combinations. If the Company shall (i) make a distribution in respect of the Units in additional Units (or securities convertible into, exchangeable for or otherwise entitling the registered holder to receive Units), (ii) subdivide the outstanding Units into a greater number of Units or (iii) combine the outstanding Units into a smaller number of Units, the number of Units purchasable upon exercise of this Warrant immediately prior to the record date applicable to such event shall be adjusted so that the Holder shall thereafter be entitled to receive that kind and number of Units or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. The Exercise Price per Warrant Unit purchasable upon exercise of any Warrant shall be subject to adjustment from time to time such that upon each adjustment of the number of Warrant Units purchasable pursuant to this Section 3(a), the Exercise Price shall be reduced or increased, as the case may be, to a price determined by dividing the aggregate

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Exercise Price of all Warrant Units in effect prior to such adjustment by the total maximum number of Warrant Units purchasable upon the exercise of all Warrants immediately after such adjustment.
     Reorganization or Reclassification. In case of any capital reorganization or reclassification of the equity interests of the Company, or the conversion of the Company into a corporation (whether pursuant to a merger, consolidation, statutory conversion or otherwise), each Warrant shall thereafter be exercisable from the number of Units or other securities or property receivable upon such capital reorganization, reclassification or conversion, as the case may be, by a holder of the number of Units into which the Warrant was exercisable immediately prior to such capital reorganization, reclassification or conversion; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of the Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant.
     Issuance of Securities Under Certain Circumstances.
          If the Company shall issue or sell (or, in accordance with clause (ii) below, shall be deemed to have issued or sold) any Units (other than Excluded Units, as defined below) without consideration or for a consideration per unit that is less than the Exercise Price in effect immediately prior to such issuance or sale, as adjusted for any unit splits, combinations, unit dividends or similar transactions after the date hereof, then, effective immediately upon such issuance or sale, (a) this Warrant shall immediately become exercisable for such additional Warrant Units as are necessary to maintain the percentage ownership interest in the Company’s Units (calculated on an as-converted, fully diluted basis assuming the issuance of all outstanding options and warrants other than this Warrant) held by the Holder immediately prior to such issuance and (b) the Exercise Price in effect immediately prior to such issuance or sale shall be reduced, concurrently with such issuance or sale, to the consideration per Unit received by the Company for such issuance, sale or deemed issuance of such additional Units; provided that if such issuance, sale or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $0.01 of consideration for all such additional Units issued, sold or deemed to be issued. Adjustments shall be made successively whenever such an issuance or sale is made.
          For the purpose of determining the adjusted Exercise Price under Section 3(c), the following shall be applicable:
               If the Company in any manner issues or grants any Option Rights or Convertible Securities (each as defined below) and the price per unit for which Units are issuable upon the exercise of such Option Rights or upon conversion or exchange of such Convertible Securities is less than the Exercise Price, then the total maximum number of Units issuable upon the exercise of such Option Rights or upon conversion or exchange of the total maximum amount of such Convertible Securities (or any Convertible Securities issuable upon the exercise of such Option Rights) shall be deemed to be outstanding and to have been issued and sold by the Company for such lesser price per unit. For purposes of this paragraph, the price per unit for which a Unit is issuable upon exercise of Option Rights or upon conversion or exchange of Convertible Securities (or any Convertible Securities issuable upon exercise of Option Rights) shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuing or granting of such Option Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Option Rights or the exchange or conversion of all such Convertible Securities (plus in the case of such Option Rights which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof) by (y) the total maximum number of Units issuable

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upon exercise of such Option Rights or Convertible Securities (or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Option Rights).
               If the purchase price provided for in any Option Rights, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Units decreases at any time, then the number of Warrant Units issuable upon the exercise of this Warrant and the Exercise Price (each as in effect at the time of such decrease) shall be readjusted to number of Warrant Units and the Exercise Price which would have been in effect at such time had such Option Rights or Convertible Securities still outstanding provided for such decreased purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.
               If any Units, Option Rights or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. If any Units, Option Rights or Convertible Securities are issued or sold for consideration other than cash, then the amount of consideration received by the Company shall be the fair value of such consideration determined in good faith by the Directors of the Company.
          For purposes of this Section 3(c):
               “Convertible Securities” means any securities or other obligations issued or issuable by the Company or any other Person that are exchangeable for, or convertible into, (i) any Units or (ii) any securities exchangeable for, or convertible into, any Units.
               “Excluded Units” means, collectively, (i) Units or Option Rights issued in any of the transactions described in Sections 3(a) or 3(b), (ii) Units issued or issuable to officers, directors or employees of, or consultants to, the Company pursuant to equity incentive plans or agreements on terms approved by the Directors of the Company (including Units issuable upon exercise of the options outstanding on the date hereof) in an amount not to exceed [                    ] Units in the aggregate during the term of this Warrant [a number of units equal to 5% of all Units on a full diluted basis to be entered-to be completed upon ABE’s confirmation of the size of the option pool on a pro forma basis, after giving effect to the issuance pursuant to the Reg. D offering], (iii) Units issued after the date hereof upon the exercise of other Option Rights or the exchange or conversion of Convertible Securities in each case outstanding on the date hereof and (iv) the issuance of this Warrant or any Warrant Units pursuant to this Warrant.
               “Option Rights” means any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Units, or any Convertible Securities, including, without limitation, any options or similar rights issued or issuable under any employee equity incentive plan, pension plan or other employee benefit plan of the Company.
     Notice of Certain Transactions. In the event that the Company shall propose at any time to effect any action of the type described in Sections 3(a), (b) or (c), or any right to subscribe for or purchase any evidences of its indebtedness, any units or capital stock of any class or any other securities or property, or to receive any other right, or take any similar extraordinary action affecting the Company’s Units or equity capital (including but not limited to the transfer of substantially all of the Company’s assets), then, in connection with each such event, the Company shall send notice thereof to all Holders no later than 10 days after the earlier to occur of (i) the date on which such event became effective or (ii) the record date for such event, in each case specifying in reasonable detail what the transaction or event consists of and, if

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applicable, the aggregate amount or value of any cash or property distributed, paid, purchased or received by the Company in connection therewith.
Investment Representations of Holder; Transfer of Warrant and Warrant Units.
     Holder represents and warrants to the Company that: (i) it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act; and (ii) it has the ability to bear the economic risks of such Holder’s prospective investment, including a complete loss of Holder’s investment in the Warrants and the Warrant Units; and (iii) the Warrants and the Warrant Units are purchased for the Holder’s own account, and not with view to distribution of either the Warrants or any securities purchasable upon exercise thereof; provided however that the Holder may transfer the Warrant and any Warrant Units to any Affiliate of the Holder.
     This Warrant and the Warrant Units may only be Transferred (as defined in the LLC Agreement) in compliance with federal and state securities laws. At the time of the surrender of this Warrant in connection with any Transfer of this Warrant or the Transfer of the Warrant Units (except to an Affiliate), the Company may require, as a condition of allowing such Transfer (i) that the Holder or transferee of this Warrant or the Warrant Units, as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such Transfer may be made without registration under the Securities Act or qualification under any state securities laws and/or (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and substantially in the form of Exhibit B hereto and the transfer application used by the Company, a form of which has previously been provided to the Holder. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company or the office or agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Exhibit C hereto duly executed by the Holder or its attorney-in-fact. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the Holder a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall be deemed cancelled.
     Subject to the requirements of Section 4(b) of this Warrant and Section 9.2 of the LLC Agreement, the Holder shall be entitled to Transfer all or any portion of the Warrant Units to any Person, whether or not such Person is an Affiliate of the Holder, provided that notwithstanding the provisions of Section 9.2(b)(i) of the LLC Agreement, a Transfer to any Person that would otherwise require the consent of the Directors in writing under such section, shall be subject to the consent of a majority of the Directors (as defined in the LLC Agreement), such consent not to be unreasonably withheld, delayed or conditioned.
Legend.
     Each certificate evidencing the Warrant Units issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED

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AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY.
THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAW.
     Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to this Section 5 shall be removed, and the Company shall issue a certificate without such legend to the holder of such Warrant Units if (i) such Warrant Units are resold pursuant to an effective registration statement under the Securities Act, (ii) if such holder satisfies the requirements of Rule 144(k) under the Securities Act or (iii) if such holder provides the Company with an opinion of counsel for such holder of the Warrant Units, in form and substance reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Warrant Units may be made without registration and that upon such sale, transfer or assignment such Warrant Units will not be deemed “restricted securities,” as such term is defined in Rule 144 under the Securities Act.
Fractional Units. No fractional Warrant Units will be issued in connection with any exercise of this Warrant, but in lieu of such fractional Units the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.
Rights as a Member. Except as set forth in Section 3, the Holder shall not be entitled to vote, or receive dividends or distributions, or be deemed a holder of Units or a member of the Company, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a member of the Company or any right to vote for the election of directors or upon any matter submitted to members at any meeting thereof, or to give or withhold consent to any action with respect to the Warrant Units, until this Warrant shall have been exercised and the Warrant Units purchasable upon the exercise of this Warrant shall have become deliverable, as provided in Section 1(b). Upon exercise of this Warrant, the Holder shall automatically be deemed to be a Member (as defined in the LLC Agreement) of the Company with all rights of a Member, including the Membership Voting Interest (as defined in the LLC Agreement), without any further approval of the members, directors, officers or managers of the Company required; provided that the Holder shall execute such documents as are reasonably requested by the Company to document the Holder’s agreement to be bound by the terms and provisions of the LLC Agreement and evidence of the authority of the Holder to execute and deliver such agreement to be so bound.
Information Rights. At all times when Holder is holding this Warrant (whether or not exercised in part) or any Warrant Units, and if not already delivered pursuant to another agreement, the Company will deliver to the Holder the financial statements delivered to the Members of the Company pursuant to the LLC Agreement, including, without limitation, Section 7.3 thereof.

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Registration Rights; Resales Under Rule 144.
     Registration Rights. If the Company at any time converts into a corporation, and the Company, as converted, proposes to register any Common Stock solely for cash pursuant to a registration statement under the Securities Act, other than a registration solely for the sale of securities to participants in a Company stock or other incentive plan or in connection with a transaction under Rule 145 promulgated under the Securities Act, the Company shall use its best efforts to cause to be registered for resale under the Securities Act all of the Common Stock that the Holder has requested to be registered on such registration statement.
     Compliance with Rule 144(c). If the Holder proposes to sell Common Stock, the Warrant or any Warrant Units in compliance with Rule 144 under the Securities Act, then, upon Holder’s written request the Company shall furnish to the Holder, within 3 days after receipt of such request, a written statement confirming the Company’s compliance with the “Current Public Information” requirements of Rule 144(c), as such Rule may be amended from time to time.
Parallel Rights; No Impairment. The Holder shall be entitled, but not required, to become a signatory to and entitled to the benefits of, any investor rights agreement to the extent any such agreement is entered into on or after the Warrant Date until the consummation of a Change of Control (as defined in the Note), including any such agreement entered into in connection with a Change of Control. The Company shall not, by amendment of its certificate of formation or the LLC Agreement or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Warrant against impairment.
Term of Warrant; Early Termination.
     This Warrant shall become exercisable on the Warrant Date and shall no longer be exercisable as of 5:00 p.m., Central Time, on the date that is the five (5) year anniversary of the Warrant Date (the “Exercise Period”).
     Notwithstanding Section 11(a), in the case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding securities as to which Warrants may then be exercised and other than a merger solely to change the jurisdiction of organization of the Company) or any sale, transfer or lease of all or substantially all of the assets of the Company to any Person, in each case during the Exercise Period, the Company shall provide the Holder with written notice of such proposed transaction, in reasonable detail, no less than 10 days prior to the consummation thereof, and this Warrant shall terminate upon the consummation of such transaction unless exercised prior to such consummation.
Registry of Warrants.
The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Holder’s initial address, for purposes of such registry, is set forth below Holder’s signature on this Warrant. Holder may change such address by giving written notice of such changed address to the Company.

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Miscellaneous.
     This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
     The Company shall pay all expenses (including attorneys fees and expenses) in connection with, and all taxes and other governmental charges that may be imposed in respect of, the issue or delivery of any Warrant Units issuable upon the exercise of any Warrant (excluding any applicable income taxes payable by the Holder); provided that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issue of Warrant Units in any name other than that of the Holder.
     The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.
     The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant Units issued or issuable upon the exercise hereof.
     Any notice provided for or permitted under this Warrant shall be treated as having been given (i) upon receipt, when delivered personally, (ii) one day after sending, when sent by commercial overnight courier with written verification of receipt, (iii) upon confirmed transmission when sent via facsimile on a business day prior to 5:00 pm (Central Time) or, if sent after 5:00 pm (Central Time), the next business day after confirmed transmission, or (iv) three business days after deposit with the United States Postal Service, when mailed postage prepaid by certified or registered mail, return receipt requested, addressed at such address or facsimile number as set forth on the signature page below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13(e).
     This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the matters contained herein.
     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder’s expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.
     This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, all as of the day and year first above written.
     COMPANY:

ADVANCED BIOENERGY, LLC a Delaware limited liability company

By:

Name:

Title:

Notice Address:	10201 Wayzata Blvd., Suite 250
Minneapolis, MN 55305
Attn: Richard Peterson
Facsimile: (763) 226-2728

WARRANTHOLDER:	PJC CAPITAL LLC, a Delaware limited liability company

By:

Robert P. Rinek
Co-President and Co-Chief Operating Officer

Notice Address:	c/o Piper, Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN 55402
Attn: Robert P. Rinek
Facsimile: (612) 303-1068

EXHIBIT A
NOTICE OF EXERCISE

TO:

1. Cash Exercise. The undersigned hereby elects to purchase                      Units (“Units”), of ADVANCED BIOENERGY, LLC, a Delaware limited liability company (the “Company”) pursuant to the terms of Section 1(b) of the Warrant to Purchase Units dated [                    ], 2009, (the “Warrant”), and tenders herewith payment of the Exercise Price (as such term is defined in the Warrant) therefor.
2. Net Exercise. The undersigned hereby elects to effect a Net Exercise for                      Units pursuant to Section 1(c) of the Warrant.
Please issue a certificate or certificates representing said                      Units in the name of the undersigned or in such other name as is specified below:

Name:

Address:

     The undersigned hereby represents and warrants that the aforesaid Units are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

By:

Name:

Title:

Date:

EXHIBIT B
FORM OF INVESTMENT REPRESENTATION LETTER
In connection with the acquisition of [warrants (the “Warrants”) to purchase                      Units of ADVANCED BIOENERGY, LLC (the “Company”)] [Units of ADVANCED BIOENERGY, LLC (the “Company”)] (the “Units”), by                      (the “Holder”) from                     , the Holder hereby represents and warrants to the Company as follows:
The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in the Warrants and the Units issuable upon the exercise thereof (collectively, the “Securities”); and, has the ability to bear the economic risks of such Holder’s investment, including a complete loss of the Holder’s investment in Securities.
The Holder, by acceptance of the [Warrants/Units], represents to the Company that the Warrants and all securities acquired upon any and all exercises of the Warrants are purchased for the Holder’s own account, and not with view to distribution of either the Warrants or any securities purchasable upon exercise thereof in violation of applicable securities laws.
The Holder acknowledges that (i) the Securities have not been registered under the Act, (ii) the certificate(s) representing the Securities shall bear a legend as set forth in the Warrant Agreement until such Securities shall have been registered for resale by the Holder under the Act that has been declared effective by the SEC; or (ii) in the opinion of counsel in form and substance reasonably satisfactory to the Company, such Securities may be sold without registration under the Act.
IN WITNESS WHEREOF, the Holder has caused this Investment Representation Letter to be executed in its corporate name by its duly authorized officer this [___] day of [                    ], 20[___].
[Name]

By:
Name:
Title:

EXHIBIT C
ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned owner of this Warrant for the purchase of Units of ADVANCED BIOENERGY, LLC, a Delaware limited liability company (the “Company”) hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Units set forth below:

(Name and Address of Assignee)

(Number of Units)
and does hereby irrevocably constitute and appoint                      attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:

[Name]

By:
Name:
Title:

ANNEX D
FORM OF CONTROL AGREEMENT

BLOCKED ACCOUNT CONTROL AGREEMENT
U.S. Bank National Association

Attention

Street Address

City	State	Zip
Ladies and Gentlemen:
    Please be advised that pursuant to certain agreements between Advanced BioEnergy, LLC, a Delaware limited liability company (“Company”) and PJC Capital LLC, a Delaware limited liability company (“Lender”), Company has granted to Lender a security interest in all rights of the Company with respect to account number                      (such account, together with all substitutions and replacements therefor, the “Deposit Account”) located at U.S. Bank National Association (“Depositary Bank”) and subject to the terms of the Deposit Agreements (defined below).
1. Deposit Agreements. The terms and conditions of this Agreement are in addition to any deposit account agreements and other related agreements that Company has with Depositary Bank, including without limitation all agreements concerning banking products and services, treasury management documentation, account booklets containing the terms and conditions of the Deposit Account, signature cards, fee schedules, disclosures, specification sheets and change of terms notices (collectively, the “Deposit Agreements”). The provisions of this Agreement shall supersede the provisions of the Deposit Agreements only to the extent the provisions herein are inconsistent with the Deposit Agreements, and in all other respects, the Deposit Agreements shall remain in full force and effect. All items deposited into the Deposit Account shall be processed according to the provisions of the Deposit Agreements, as amended by this Agreement.
2. Security Interest. Company has granted to Lender a security interest in, among other property, the Deposit Account and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein (all of which shall be included in the definition of the “Deposit Account”). Company represents and warrants that there are no perfected liens or encumbrances with respect to the Deposit Account and covenants with Lender that it shall not enter into any acknowledgment or agreement that gives any other person or entity except Lender control over, or any other security interest, lien or title in, the Deposit Account.
3. Control. In order to provide Lender with control over the Deposit Account, Company agrees that Depositary Bank may comply with any and all orders, notices, requests and other instructions originated by Lender directing disposition of the funds in the Deposit Account without any further consent from Company, even if such instructions are contrary to any of Company’s instructions or demands or result in Depositary Bank dishonoring items which may be presented for payment. Company agrees that instructions from Lender may include the giving of stop payment orders for any items presented to the Deposit Account, instructions to transfer funds to or for the benefit of Lender or any other person or entity, and instructions to close the Deposit Account.
4. Access to Deposit Account. [CHECK ONE BOX ONLY]
X	(a) The Deposit Account shall be under the sole dominion and control of Lender. Neither Company, nor any other person or entity, acting through or under Company, shall have any control over the use of, or any right to withdraw any amount from, the Deposit Account. Depositary Bank is hereby authorized and instructed to transfer all available funds (subject to Depositary Bank’s funds availability policy) in the Deposit Account to such account and at such times as Lender may direct in writing to Depositary Bank.
☐	(b) The Deposit Account shall be under the control of Lender; provided, that unless and until Depositary Bank receives Lender’s written notice that Company’s access to the funds in the Deposit Account is terminated, Depositary Bank shall honor Company’s instructions, notices and directions with respect to the transfer or withdrawal of funds from the Deposit Account, including paying or transferring the funds to Company or any other person or entity.

Upon receipt of a written notice from Lender instructing Depositary Bank to terminate Company’s access to funds in the Deposit Account, Depositary Bank shall transfer all available funds (subject to Depositary Bank’s funds availability policy) in the Deposit Account in accordance with Lender’s written instructions.

As for any such written notice sent under this subsection (b) to Depositary Bank, Depositary Bank shall endeavor to promptly transfer to Lender the available funds as referenced above, but Depositary Bank shall not be obligated to do so until it provides written confirmation to Lender that it received Lender’s notice of direction.
5. Subordination by Depositary Bank. Company and Depositary Bank acknowledge notice of and recognize Lender’s continuing security interest in the Deposit Account and in all items deposited in the Deposit Account and in the proceeds thereof. Depositary Bank hereby subordinates any statutory or contractual right or claim of offset or lien resulting from any transaction which involves the Deposit Account if Section 4(a) is checked above or upon Depositary Bank’s confirmation of receipt of Lender’s notice under Section 4(b). Notwithstanding the preceding sentence, in the event any fees and expenses (“Fees”) related to the Deposit Account go unpaid or any checks or other items which were deposited or credited to the Deposit Account are returned, reversed, refunded or charged back for insufficient funds or for any other reason (“Returned Items”), Depositary Bank may charge the Deposit Account or other accounts of Company maintained at Depositary Bank. If there are insufficient funds in the Deposit Account or any of Company’s other accounts to cover the Fees and Returned Items, Company agrees to immediately reimburse Depositary Bank for the amount of such shortfall. If Company fails to pay the amount demanded by Depositary Bank, Lender agrees to reimburse Depositary Bank within three (3) business days of demand thereof by Depositary Bank for any Returned Items to the extent Lender received payment in respect thereof pursuant to section 4.
6. Indemnity. Company agrees to defend, indemnify and hold Depositary Bank and its directors, officers, employees, attorneys, successors and assigns (collectively “Depositary Bank”) harmless from and against any and all claims, losses, liabilities, costs, damages and expenses, including, without limitation, reasonable legal and accounting fees (collectively, “Claims”), arising out of or in any way related to this Agreement, excepting only liability arising out of Depositary Bank’s gross negligence or willful misconduct. Without regard to Company’s indemnification obligations to Depositary Bank, Lender agrees to: (i) reimburse Depositary Bank for any Returned Items (the proceeds of which were received by Lender) and (ii) defend, indemnify and hold Depositary Bank harmless from and against any and all Claims arising out of Depositary Bank’s compliance with Lender’s instructions. Lender’s obligations to Depositary Bank hereunder shall in no way operate to release Company from its obligations to Lender and shall not impair any rights or remedies of Lender to collect any such amounts from Company. IN NO EVENT WILL DEPOSITARY BANK BE LIABLE FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED BY THIS AGREEMENT EVEN IF DEPOSITARY BANK HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.
7. Depositary’s Bank’s Responsibility. The duties of Depositary Bank are strictly limited to those set forth in this Agreement and Depositary Bank is not acting as a fiduciary for any party hereto. Depositary Bank shall be protected in relying on any form of instruction or other notice purporting to be from Lender which Depositary Bank, in good faith, believes to be genuine and what it purports to be.

Depositary Bank shall have no duty to inquire as to the genuineness, validity, or enforceability of any such instruction or notice even if Company notifies Depositary Bank that Lender is not legally entitled to originate any such instruction or notice. The Deposit Account and all actions and undertakings by Depositary Bank shall be subject to all rules and regulations relating to the Deposit Account and to applicable law.
8. Termination. This Agreement shall not be terminable by Company so long as any obligations of Company to Lender are outstanding and unpaid. This Agreement may be terminated by Depositary Bank upon thirty (30) days prior written notice to all parties; provided, however, that Depositary Bank may terminate this Agreement immediately in the event Lender fails to make payments to Depositary Bank in accordance with section 5 above. This Agreement may be terminated by Lender in a writing sent to Depositary Bank in which Lender releases Depositary Bank from any further obligation to comply with instructions originated by Lender with respect to the Deposit Account. Any available funds remaining in the Deposit Account upon termination or deposited in thereafter shall be transferred in accordance with the provisions of section 4 above after deduction for any amounts otherwise reimbursable to Depositary Bank as provided hereunder. Termination shall not affect the rights and obligations of any party hereto with respect to any period prior to such termination.
9. Legal Process and Insolvency. In the event Depositary Bank receives any form of legal process concerning the Deposit Account, including, without limitation, court orders, levies, garnishments, attachments, and writs of execution, or in the event Depositary Bank learns of any insolvency proceeding concerning Company, including, without limitation, bankruptcy, receivership, and assignment for the benefit of creditors, Depositary Bank will respond to such legal process or knowledge of insolvency in the normal course or as required by law.
10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The parties agree that Minnesota is the “bank’s jurisdiction” for purposes of the Uniform Commercial Code.
11. Notices. Except as otherwise provided in this Agreement, all notices and other communications required under this Agreement shall be in writing and may be personally served or sent by United States Mail or courier or by facsimile, and shall be deemed given when delivered in person or received by facsimile or upon deposit in the United States Mail or with such courier at the address specified below. Any party may change its address for notices hereunder by notice to all other parties given in accordance with this section 11.

Company:	Advanced BioEnergy, LLC
10201 Wayzata Blvd., Suite 250
Minneapolis, MN 5530
Attn: Richard Peterson
Facsimile: (763) 226-2728
Telephone:

Lender:	PJC Capital LLC
c/0 Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN 55402-7020
Attn: Robert P. Rinek, Co-President and Co-Chief Operating Officer
Facsimile: (612) 303-1068
Telephone: (612) 303-6306

Depositary Bank:	U.S. Bank National Association

Attn:

Facsimile:

Telephone:

12. Miscellaneous. This Agreement shall bind and benefit the parties and their respective successors and assigns. This Agreement may be amended only with the prior written consent of all parties hereto. None of the terms of this Agreement may be waived except as Depositary Bank may consent thereto in writing. No delay on the part of Depositary Bank in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Depositary Bank would otherwise have.
13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
14. Jury Trial Waiver. COMPANY, LENDER AND DEPOSITARY BANK HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR SERVICES RENDERED IN CONNECTION WITH THIS AGREEMENT.
Dated as of:

Very truly yours,

ADVANCED BIOENERGY, LLC,
as COMPANY

By:

Name:

Title:

PJC CAPITAL LLC,
as LENDER

By:

Name:

Title:

ACCEPTED:	U.S. BANK NATIONAL ASSOCIATION,
as DEPOSITARY BANK

By:

Name:

Title: